The depositor has filed a registration statement (including a base prospectus) with the SEC for the offering to which this term sheet supplement relates. Before you invest, you should read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may obtain these documents free of charge by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-866-803-9204. Please click here http://www.bearstearns.com/prospectus/sami or visit the following website: www.bearstearns.com/prospectus/sami for a copy of the base prospectus applicable to this offering.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus.

The information in this term sheet supplement is preliminary and is subject to completion or change.

The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet supplement relating to these securities.

This term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this term sheet supplement are being offered when, as and if issued.  Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this term sheet supplement. If that condition is not satisfied, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

TERM SHEET SUPPLEMENT

Bear Stearns ALT-A Trust 2006-4

Issuing Entity

Wells Fargo Bank, National Association

Master Servicer and Securities Administrator

EMC Mortgage Corporation

Servicer and Sponsor

Structured Asset Mortgage Investments II Inc.

Depositor

Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-4

The certificates are obligations only of the trust. Neither the certificates nor the mortgage loans are insured or guaranteed by any person, except as described herein. Distributions on the certificates will be payable solely from the assets transferred to the trust for the benefit of certificateholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved the certificates or determined if this term sheet supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the state of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

For use with mortgage loan securitizations involving three loan groups, which may further be divided into sub-loan groups and used in connection with senior and subordinate certificates.

For purposes of this term sheet supplement, group I will consist of one loan group (which may be divided into sub-loan groups) with an overcollateralization structure and group II and group III will each consist of multiple sub-loan groups with senior/subordinate structures.

Bear, Stearns & Co. Inc.

Underwriter

Term Sheet Supplement dated May 31, 2006, for use with the base prospectus dated March 28, 2006

Important notice about information presented in this term sheet supplement and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and
•	this term sheet supplement, which describes the specific terms of your certificates.

The description of your certificates in this term sheet supplement is intended to enhance the related description in the prospectus and you should rely on the information in this term sheet supplement and the related term sheet as providing additional detail not available in the prospectus.

The Depositor’s principal offices are located at 383 Madison Avenue, New York, New York 10179 and its telephone number is (212) 272-2000.

NOTWITHSTANDING ANY OTHER EXPRESS OR IMPLIED AGREEMENT TO THE CONTRARY, THE SELLER, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE CAP CONTRACT PROVIDER, EMC MORTGAGE CORPORATION, THE TRUSTEE, EACH RECIPIENT OF THE RELATED TERM SHEET SUPPLEMENT AND, BY ITS ACCEPTANCE THEREOF, EACH HOLDER OF A CERTIFICATE, AGREES AND ACKNOWLEDGES THAT EACH PARTY HERETO HAS AGREED THAT EACH OF THEM AND THEIR EMPLOYEES, REPRESENTATIVES AND OTHER AGENTS MAY DISCLOSE, IMMEDIATELY UPON COMMENCEMENT OF DISCUSSIONS, TO ANY AND ALL PERSONS THE TAX TREATMENT AND TAX STRUCTURE OF THE CERTIFICATES AND THE REMICS, THE TRANSACTIONS DESCRIBED HEREIN AND ALL MATERIALS OF ANY KIND (INCLUDING OPINIONS OR OTHER TAX ANALYSES) THAT ARE PROVIDED TO ANY OF THEM RELATING TO SUCH TAX TREATMENT AND TAX STRUCTURE.

ii

TABLE OF CONTENTS

TERM SHEET SUPPLEMENT

Page

THE MORTGAGE POOL	S-17
General	S-17
Prepayment Charges on the Mortgage Loans	S-18
Indices on the Mortgage Loans	S-19
STATIC POOL INFORMATION	S-20
THE ISSUING ENTITY	S-21
THE DEPOSITOR	S-21
THE SPONSOR	S-21
THE MASTER SERVICER AND THE SERVICERS	S-23
General	S-23
The Master Servicer	S-24
The Servicers	S-24
MORTGAGE LOAN ORIGINATION	S-29
DESCRIPTION OF THE CERTIFICATES	S-38
General	S-39
Registration of the Book-Entry Certificates	S-40
Definitive Certificates	S-41
Distributions on the Group I Certificates	S-42
Excess Spread and Overcollateralization Provisions	S-44
Pass-Through Rates for the Group I Offered Certificates	S-44
Calculation of One-Month LIBOR	S-45
Distributions on the Group II Certificates	S-46
Distributions on the Group III Certificates	S-48
Interest Distributions on the Group II Certificates and the Group III Certificates	S-50
Principal Distributions on the Group II Senior Certificates and the Group III Senior Certificates	S-52
Principal Distributions on the Group II Subordinate Certificates and the Group III Subordinate Certificates	S-53
Monthly Advances	S-55
Allocation of Realized Losses; Subordination	S-55
Cross-Collateralization	S-58
THE CAP CONTRACTS	S-58
YIELD ON THE CERTIFICATES	S-59
General	S-59
Prepayment Considerations	S-60
Allocation of Principal Payments	S-62
Interest Shortfalls and Realized Losses	S-62
Excess Spread Available to the Group I Certificates	S-64
Pass-Through Rates of the Group II and the Group III Certificates	S-65
Assumed Final Distribution Date	S-65
Weighted Average Life	S-65
Yield Sensitivity on the Interest Only Certificates	S-66
THE POOLING AND SERVICING AGREEMENT	S-66
General	S-66
Assignment of the Mortgage Loans	S-66
Representations and Warranties	S-67
The Custodian	S-67
The Trustee	S-68
The Securities Administrator	S-71
The Master Servicer and Servicers	S-71
Servicing and Other Compensation and Payment of Expenses	S-72
Table of Fees	S-73
Collection and Other Servicing
Procedures	S-73
Modifications	S-74
Evidence as to Compliance	S-74
Realization Upon Defaulted Mortgage Loans	S-75
Transfer of Master Servicing	S-75

Optional Purchase of Defaulted Loans	S-76
The Protected Accounts	S-76
The Distribution Account	S-76
The Reserve Fund	S-77
Voting Rights	S-77
Reports to Certificateholders	S-77
Termination	S-78
FEDERAL INCOME TAX CONSIDERATIONS	S-79
General	S-79
Characterization of the Group I Offered Certificates	S-80
Characterization of the Group II Offered Certificates	S-81
Characterization of the Group III Offered Certificates	S-81
Penalty Protection	S-81
METHOD OF DISTRIBUTION	S-81
SECONDARY MARKET	S-82
LEGAL OPINIONS	S-82
LEGAL PROCEEDINGS	S-83
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS	S-83
RATINGS	S-83
LEGAL INVESTMENT	S-84
ERISA CONSIDERATIONS	S-85
AVAILABLE INFORMATION	S-87
REPORTS TO CERTIFICATEHOLDERS	S-87
INCORPORATION OF INFORMATION BY REFERENCE	S-87
GLOSSARY	S-89

iii

TRANSACTION STRUCTURE

TRANSACTION STRUCTURE

Mortgagors
originate loans
amount financed
loan payments
Originators
Servicers
purchase loans
loan purchase price
loan payments and monthly reports
EMC
Sponsor
Purchases loans
Forms pool
Wells Fargo Bank, National Association
Master Servicer
Aggregates collections
Securities Administrator
Calculates cash flows
Remits to investors
Custodian
Holds mortgage notes and mortgage documents
asset pool
net offering
net offering proceeds
Structured Asset Mortgage Investments II Inc.
Depositor
Creates issuing entity
certificates
Bear Stearns & Co. Inc.
Underwriter
Sells certificates to investors
Offering proceeds
asset pool
certificates
Bear Stearns ALT-A Trust 2006-4
Issuing entity
Holds pool
Issues certificates
U.S. Bank National Association
Trustee
Represents investors interests
Monthly distributions/ Certain proceeds payable under the related Cap Contracts
Investors
certificates

iv

RISK FACTORS

You are encouraged to carefully consider the following risk factors in connection with the purchase of the offered certificates:

The Offered Certificates Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

The underwriter intends to make a secondary market in the offered certificates, however the underwriter will not be obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates will not be listed on any securities exchange.

Credit Enhancement Is Limited; the Failure of Credit Enhancement to Cover Losses on the Trust Fund Assets May Result in Losses Allocated to the Offered Certificates.

The subordination of each class of group I subordinate certificates to the group I senior certificates and the classes of group I subordinate certificates with a higher payment priority, the subordination of each class of group II subordinate certificates to the group II senior certificates and the classes of group II subordinate certificates with a higher payment priority, and the subordination of each class of group III subordinate certificates to the group III senior certificates and the classes of group III subordinate certificates with a higher payment priority, in each case, as described in this term sheet supplement, is intended to enhance the likelihood that holders of the applicable senior certificates, and to a more limited extent, that holders of the applicable subordinate certificates with a higher payment priority, will receive regular payments of interest and principal and to provide the holders of the applicable senior certificates, and to a more limited extent, holders of related subordinate certificates with a higher payment priority, with protection against losses realized when the remaining unpaid principal balance on a mortgage loan in the related loan group or loan groups exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the principal portion of any realized losses, to the extent not covered by excess spread or overcollateralization in the case of the group I certificates, among the certificates, beginning with the related subordinate certificates with the lowest payment priority, until the certificate principal balance of that subordinate class has been reduced to zero. The principal portion of realized losses are then allocated to the next most junior class of related subordinate certificates, until the certificate principal balance of each class of related subordinate certificates is reduced to zero. If no group I subordinate certificates remain outstanding, the principal portion of realized losses on the group I mortgage loans will be allocated to the group I senior certificates with the highest numerical designation until the certificate principal balance thereof has been reduced to zero. If no group II subordinate certificates remain outstanding, the principal portion of realized losses on the group II mortgage loans will be allocated to the group II senior certificates, in the applicable sub-loan group starting with the group II senior certificates in the applicable sub-loan group with the highest numerical designation. If no group III subordinate certificates remain outstanding, the principal portion of realized losses on the group III mortgage loans will be allocated to the group III senior certificates, in the applicable sub-loan group starting with the group III senior certificates in the applicable sub-loan group with the highest numerical designation. Accordingly, if the aggregate certificate principal balance of the related classes of subordinate certificates with a lower payment priority were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan groups would reduce the amount of funds available for monthly distributions to the

S-5

holders of the classes of the related subordinate certificates with a higher payment priority. If the aggregate certificate principal balance of the related classes of subordinate certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan group would reduce the amount of funds available for monthly distributions to the holders of the related senior certificates. In the case of realized losses on group I mortgage loans only, realized losses will be covered first by excess interest and then by overcollateralization on the group I certificates provided by the group I mortgage loans before any allocation of realized losses to the group I subordinate certificates.

The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in the related loan group in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer, any servicer, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement” in the prospectus.

The Rate and Timing of Principal Distributions on the Offered Certificates Will Be Affected by Prepayment Speeds.

The rate and timing of distributions allocable to principal on the offered certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans in the related loan group and the allocation thereof to pay principal on these certificates as provided in this term sheet supplement. As is the case with mortgage pass-through certificates generally, the offered certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, certain mortgage loans provide for payment by the mortgagor of a prepayment charge in connection with some prepayments, which may act as a deterrent to prepayment of the mortgage loan during the applicable period. For a detailed description of the standards under which the prepayment charges may be waived by the applicable servicer, see “The Mortgage Pool – Prepayment Charges on the Mortgage Loans” in this term sheet supplement. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates at a time when reinvestment at higher prevailing rates would be desirable.

Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates, at time when reinvestment at comparable yields may not be possible.

Unless the certificate principal balances of the group I senior certificates have been reduced to zero, the group I subordinate certificates generally will not be entitled to any principal distributions until at least three years following the closing date or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. This will accelerate the amortization of the group I senior certificates as a whole while, in the absence of losses in respect of the mortgage loans in the related loan group, increasing the percentage interest in the principal balance of the mortgage loans the group I subordinate certificates evidence.

S-6

Generally, on each distribution date during the first seven years after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to (i) the group II mortgage loans in any sub-loan group will be allocated to the related group II senior certificates and (ii) the group III mortgage loans in any sub-loan group will be allocated to the related group III senior certificates, with such allocation to be subject to further reduction over an additional four year period thereafter, as described in this term sheet supplement, unless the amount of subordination provided to the group II senior certificates by the group II subordinate certificates or the group III senior certificates by the group III subordinate certificates is twice the amount as of the cut-off date, and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the group II senior certificates and the group III senior certificates in each certificate group as a whole while, in the absence of losses in respect of the group II mortgage loans in the related sub-loan group and the group III mortgage loans in the related sub-loan group, in each case, increasing the percentage interest in the principal balance of the related mortgage loans that the related subordinate certificates evidence.

For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates, see “Yield on the Certificates” in this term sheet supplement, including the tables entitled “Percent of Initial Principal Amount Outstanding at the Following CPR Percentage” in this term sheet supplement.

The Yield to Maturity on the Offered Certificates Will Depend on a Variety of Factors.

The yield to maturity on the offered certificates will depend, in general, on:

•	the applicable purchase price; and
•

the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the related mortgage loans and the allocation thereof to reduce the certificate principal balance of the offered certificates, as well as other factors.

The yield to investors on the offered certificates will be adversely affected by any allocation thereto of interest shortfalls on the related mortgage loans.

In general, if the offered certificates are purchased at a premium and principal distributions on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates are purchased at a discount and principal distributions on the related mortgage loans occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the depositor from the sale of the offered certificates were determined based on a number of assumptions, including a constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of the related mortgage loans. No representation is made that the mortgage loans will prepay at this rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered certificates will vary as determined at the time of sale. See “Yield on the Certificates” in this term sheet supplement.

The sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or

S-7

other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

A Transfer of Servicing May Result in an Increased Risk of Delinquency and Loss on the Mortgage Loans.

It is expected that the primary servicing of the mortgage loans will be transferred to the servicer prior to the closing date. Any servicing transfer will involve notifying mortgagors to remit payments to a new servicer, transferring physical possession of loan files and records to the new servicer and entering loan and mortgagor data on the management information systems of the new servicer. Accordingly, such transfers could result in misdirected notices, misapplied payments, data input problems and other problems. In addition, investors should note that when the servicing of mortgage loans is transferred, there is generally an increase in delinquencies associated with such transfer. Such increase in delinquencies and problems incurred with the transfer to the new servicer may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the offered certificates. In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on those mortgage loans.

A Transfer of Master Servicing in an Event of a Master Servicer Default May Increase the Risk of Delinquency and Loss on the Mortgage Loans.

If the master servicer defaults in its obligations under the pooling and servicing agreement, the master servicing of the mortgage loans may be transferred to the trustee or an alternate master servicer. In the event of such a transfer of master servicing there may be an increased risk of errors in transmitting information and funds to the successor master servicer.

The Underwriting Standards of Some of the Mortgage Loans Do Not Conform to the Standards of Fannie Mae or Freddie Mac, And May Increase the Risk of Payment Application Errors.

Some of the mortgage loans were underwritten in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan that is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the related originator's non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the

S-8

Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the related offered certificates.

Book-Entry Securities May Delay Receipt of Payment and Reports.

If the trust fund issues certificates in book-entry form, certificateholders may experience delays in receipt of payments and/or reports since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates.

The Subordinate Certificates Have a Greater Risk of Loss than the Senior Certificates.

When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as “subordination.” For purposes of this term sheet supplement, subordination with respect to the offered certificates or “subordinated classes” generally means:

•	with respect to the Class I-A Certificates: each class, if any, of Class I-A Certificates with a higher numerical designation, the Class I-M Certificates and the Class I-B Certificates;
•	with respect to the Class I-M Certificates: each class, if any, of Class I-M Certificates with a higher numerical designation and the Class I-B Certificates;
•	with respect to the Class I-B Certificates: each class, if any, of the Class I-B Certificates with a higher numerical designation;
•	with respect to the Class II-A: each class, if any, of Class II-A Certificates within the same sub-loan group with a higher numerical designation, and the Class II-B Certificates;
•	with respect to the Class II-B Certificates: each class, if any, of the Class II-B Certificates with a higher numerical designation;
•	with respect to the Class III-A: each class, if any, of Class III-A Certificates within the same sub-loan group with a higher numerical designation, and the Class III-B Certificates; and
•	with respect to the Class III-B Certificates: each class, if any, of the Class III-B Certificates with a higher numerical designation.

Credit enhancement for the senior certificates will be provided, first, by the right of the holders of the senior certificates to receive certain payments of interest and principal prior to the related subordinated classes and, then by the allocation of realized losses to the related outstanding subordinated class with the lowest payment priority and, in the case of the group I certificates, any available excess spread and overcollateralization. Accordingly, if the aggregate certificate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan group(s) would reduce the amount of funds available for monthly distributions to holders of the remaining related outstanding subordinated class with the lowest payment priority and, if the aggregate certificate principal balance of all the group I, the group II or the group III subordinate certificates were to be reduced to zero and, in the case of the group I senior certificates, excess interest and overcollateralization was insufficient, delinquencies and defaults on the mortgage loans from the related loan groups or sub-loan groups would reduce the amount of funds available for monthly distributions to holders of the related senior certificates. You should fully consider the risks of investing in a subordinate certificate, including the risk that you may not fully

S-9

recover your initial investment as a result of realized losses. See “Description of the Certificates” herein.

The weighted average lives of, and the yields to maturity on (i) the Class I-M Certificates and the Class I-B Certificates will be progressively more sensitive, sequentially, starting with the Class I-B Certificates with the highest numerical designation and then the Class I-M Certificates with the highest numerical designation, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the group I mortgage loans, (ii) the Class II-B Certificates will be progressively more sensitive, sequentially, starting with the Class II-B Certificates with the highest numerical designation, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the group II mortgage loans and (iii) the Class III-B Certificates will be progressively more sensitive, sequentially, starting with the Class III-B Certificates with the highest numerical designation, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the group III mortgage loans. If the actual rate and severity of losses on the related mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the related mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses allocated to a class of certificates will result in less interest accruing on such class of subordinate certificates than would otherwise be the case. Once a realized loss is allocated to a subordinate certificate, no interest will be distributable with respect to such written down amount. However, the amount of any realized losses allocated to the group I subordinate certificates may be reimbursed to the holders of the group I subordinate certificates from excess cash flow or money remaining from the related cap contracts, if any.

It is not expected that the group I subordinated certificates will be entitled to any principal distributions until at least April 2009 or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average of the group I subordinated certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the related certificates at the same time. As a result of the longer weighted average lives of the related subordinated certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency or loss levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

In addition, the multiple class structure of the subordinated certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the related mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in the term sheet, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the related mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the related mortgage loans and the timing thereof, to the extent such losses are not covered by overcollateralization with respect to such loan group, excess spread with respect to such loan group, or a class of related subordinated certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the related subordinated certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

S-10

Excess Spread May be Inadequate to Cover Losses on the Group I Mortgage Loans and/or to Build Overcollateralization.

The group I mortgage loans are expected to generate more interest than is needed to pay interest on the group I offered certificates and any non-offered group I certificates entitled to principal payments because we expect the weighted average net interest rate on the group I mortgage loans to be higher than the weighted average pass-through rate on the group I offered certificates and any non-offered group I certificates entitled to principal payments. If the group I mortgage loans generate more interest than is needed to pay interest on the group I offered certificates and any non-offered group I certificates entitled to principal payments and related trust fund expenses, such “excess spread” will be used to make additional principal payments on the group I offered certificates and any non-offered group I certificates entitled to principal payments, which will reduce the total principal balance of the group I offered certificates or any non-offered group I certificates entitled to principal payments below the aggregate principal balance of the group I mortgage loans, thereby creating “overcollateralization.” Overcollateralization is intended to provide limited protection to the holders of the group I certificates by absorbing losses from liquidated group I mortgage loans. However, we cannot assure you that enough excess spread will be generated on the group I mortgage loans to establish or maintain the required level of overcollateralization. On the closing date, the required level of overcollateralization is expected to be met. If the protection afforded by overcollateralization is insufficient, then an investor in group I certificates could experience a loss on its investment.

The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the group I mortgage loans during the preceding month. Such amount may be influenced by changes in the weighted average of the rates on the group I mortgage loans resulting from prepayments, defaults and liquidations of the those mortgage loans.

The overcollateralization provisions, whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the classes of group I certificates then entitled to distributions of principal. An earlier return of principal to the holders of the group I certificates as a result of the overcollateralization provisions will influence the yield on the group I certificates in a manner similar to the manner in which principal prepayments on the group I mortgage loans will influence the yield on the related group I certificates.

The Group I Offered Certificates May Not Always Receive Interest Based on One-Month LIBOR Plus the Related Margin.

The group I offered certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related margin. The pass-through rates on the group I offered certificates are each subject to a net rate cap equal to the weighted average of the net mortgage rates on the group I mortgage loans, as further described herein. If the net rate cap on a class of the group I offered certificates is less than the lesser of (a) One-Month LIBOR plus the related margin and (b) the fixed rate set forth in the term sheet, the interest rate on such class of group I offered certificates will be reduced to the net rate cap. Thus, the yield to investors in such certificates will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the net rate cap. The prepayment or default of mortgage loans in loan group I with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the net rate cap being lower than otherwise would be the case. If on any distribution date the application of the net rate cap results in an interest payment lower than One-Month LIBOR plus the related margin on the applicable class of certificates during the related interest accrual period, the value of such class of certificates may be temporarily or permanently reduced.

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To the extent interest on the group I offered certificates is limited to the net rate cap, the difference between (i) the lesser of (a) One-Month LIBOR plus the related margin and (b) the fixed rate set forth in the term sheet and (ii) the net rate cap will create a shortfall. This shortfall may be covered to the extent of excess cash flow available for that purpose and to the extent of available payments under the cap contracts, if any. However, generally payments under the cap contracts are based on the lesser of the actual certificate principal balance of the related class of certificates and an assumed principal amount of such certificates based on certain prepayment assumptions regarding the group I mortgage loans. If the group I mortgage loans do not prepay according to those assumptions, it may result in a cap contracts providing insufficient funds to cover such shortfalls. In addition, generally cap contracts provide for payment of the excess of One-Month LIBOR over a specified per annum rate, which also may not provide sufficient funds to cover such shortfalls. Such shortfalls may remain unpaid on the final distribution date, including the optional termination date.

In addition, although the group I offered certificates may be entitled to payments under a cap contracts during periods of increased One-Month LIBOR rates, the counterparty thereunder may only be obligated to make such payments under certain circumstances.

To the extent that payments on the group I offered certificates depend in part on payments to be received under a cap contracts, the ability of the trust to make payments on those classes of certificates will be subject to the credit risk of the counterparty under the cap contract.

The cap contracts terminate in accordance with their terms on the dates set forth in the related contract. This date will be selected based on certain prepayment assumptions regarding the group I mortgage loans and that the optional termination right becomes exercisable and is exercisable at that time. These prepayment assumptions were used to determine the projected principal balance of the applicable class of certificates under the contracts. If prepayments on the group I mortgage loans occur at rates that are slower than those assumptions, or even if such group I mortgage loans prepay according to those assumptions, if the optional termination right is not exercised, the contracts generally will terminate prior to the repayment in full of the related classes of certificates. See “The Cap Contracts” herein.

The Securities Are Not Suitable Investments for All Investors.

The certificates are complex investments that are not appropriate for all investors. The interaction of the factors described above is difficult to analyze and may change from time to time while the certificates are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the certificates should consider such an investment.

Some of the Mortgage Loans Have an Initial Interest Only Period, Which May Result in Increased Delinquencies and Losses.

Some of the mortgage loans will have an initial interest only period. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled payments during this period. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if

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interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the certificates.

Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

Developments in Specified Regions Could Have Disproportionate Effect on the Mortgage Loans due to Geographical Securitizations of the Mortgage Properties.

Some of the mortgage loans may be concentrated in certain geographical regions. Property in those regions may be more susceptible than properties located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition:

•

economic conditions in a specific region with a significant concentration of properties underlying the mortgage loans (which may or may not affect real property values) may affect the ability of borrowers to repay their loans on time;

•	declines in a region’s residential real estate market may reduce the values of properties located in that region, which would result in an increase in the loan-to-value ratios; and
•

any increase in the market value of properties located in a particular region would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks are not covered by the subordination provided by the non-offered subordinate certificates.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Property and, in Some Instances, Limit the Amount that May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans That Might be Allocated to the Offered Certificates.

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial

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foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates.

The Value of the Mortgage Loans May Be Affected By, Among Other Things, a Decline in Real Estate Values, Which May Result in Losses on the Offered Certificates.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates.

The Ratings on the Offered Certificates are Not a Recommendation to Buy, Sell or Hold the Offered Certificates and are Subject to Withdrawal at any Time, Which May Affect the Liquidity or the Market Value of the Offered Certificates.

It is expected that as a condition to the issuance of the offered certificates that each class of offered certificates will have the ratings in the categories set forth in the term sheet. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates may be adversely affected.

The Mortgage Loans May Have Limited Recourse to the Related Borrower, Which May Result in Losses with Respect to These Mortgage Loans.

Some or all of the mortgage loans included in the trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered certificates to the extent losses

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caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans.

To the extent that a servicer or the master servicer (in its capacity as successor servicer) for a mortgage loan acquires title to any related mortgaged property which is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur additional losses. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans. The mortgage loans are also subject to various federal laws.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See “Legal Aspects of Mortgage Loans” in the prospectus.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied at the time of origination. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust.

On the closing date, the sponsor will represent that each mortgage loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents. In the event of a breach of this representation, the sponsor will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

The Return on the Offered Certificates Could be Reduced by Shortfalls Due to The Application of the Servicemembers Civil Relief Act and Similar State Laws.

The Servicemembers’ Civil Relief Act, formerly known as the Soldiers’ and Sailors’ Civil Relief Act of 1940, or the Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military

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service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the offered certificates.

Hurricane Katrina, Hurricane Rita and Hurricane Wilma May Adversely Affect the Mortgage Loans

Hurricane Katrina struck Louisiana, Mississippi, Alabama and surrounding areas on August 29, 2005, Hurricane Rita struck Texas and Louisiana and surrounding areas on September 23, 2005 and Hurricane Wilma struck Florida and surrounding areas on October 24, 2005. Damage from these hurricanes was extensive as a result of high winds, tornados, and flooding as a result of storm surge, broken levees and torrential rainfall. An unknown number of the mortgage loans may be located in counties or parishes which were affected by these hurricanes. The sponsor will make a representation and warranty that mortgaged property is free of material damage and waste. In the event that a mortgaged property is materially damaged as of the closing date and such damage materially and adversely affects the value or the interests of the certificateholders in the related mortgage loan, the sponsor will be required to repurchase the related mortgage loan from the trust. Damage to mortgaged properties as a result of Hurricane Katrina, Hurricane Rita and Hurricane Wilma may or may not be covered by the related hazard insurance policies.

No assurance can be given as to the effect of Hurricane Katrina, Hurricane Rita or Hurricane Wilma on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by these events. Any adverse impact as a result of these events may be borne by the holders of the related certificates, particularly if the sponsor fails to repurchase any mortgage loan that breaches this representation and warranty. In addition, even if the mortgaged property is free of material damage, property values in these states may be adversely affected by these hurricanes. Also, even if a property is free of material damage, receding floodwaters may leave the property uninhabitable for some period of time or adversely affect the borrower's ability to return to the related property, or the related borrower may have no desire to return to the related property. Mortgagors in areas affected by these hurricanes may also be affected by any decline in the economic environment. Any losses on the affected mortgage loans may result in losses on the offered certificates.

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With respect to mortgage loans affected by Hurricane Katrina, if the mortgaged property is located in public and individual assistance counties as designated by FEMA (as set forth on its website www.fema.gov), EMC may cease charging of late fees and credit reporting activity for mortgagors in certain counties until May 1, 2006, and if reasonably prudent, may extend such period as long as necessary. In addition, EMC may suspend foreclosure and bankruptcy activity relating to such mortgage loans until May 1, 2006, and if reasonably prudent, may extend such period as long as necessary.

THE MORTGAGE POOL

General

The related Term Sheet will include information with respect to the mortgage loans expected to be included in the pool of mortgage loans in the trust fund. Prior to the closing date, mortgage loans may be removed from the mortgage pool and other mortgage loans may be substituted for the removed mortgage loans. The depositor believes that the information set forth in the Term Sheet will be representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although certain characteristics of the mortgage loans in the mortgage pool may vary.

The mortgage pool will generally consist of first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units.

The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

The mortgage pool has been divided into three primary loan groups, designated as Loan Group I, Loan Group II and Loan Group III. The mortgage loans in Loan Group I, Loan Group II and Loan Group III are referred to herein as the group I mortgage loans, the group II mortgage loans and the group III mortgage loans, respectively. Loan Group II and Loan Group III have each been further divided into sub-loan groups.

Some of the mortgage loans may have been acquired through the exercise of the clean-up call of other securitizations. These mortgage loans were sold to the sponsor by the respective trustees for these transactions, pursuant to the optional termination provisions contained in the related pooling and servicing agreements. Such provisions generally allow the related seller thereunder or its designee to repurchase the remaining mortgage loans and REO property contained in the related mortgage trusts once the outstanding principal balance of such mortgage loans and REO property is less than a certain percentage of the related original principal balance of such mortgage loans on the related cut-off date. The respective servicers of these mortgage loans will continue to service such mortgage loans in accordance with the servicing agreements for the related securitization.

All of the mortgage loans are adjustable rate mortgage loans. Generally, after an initial fixed-rate period, the interest rate borne by the mortgage loans will be adjusted based on various indices. Generally, the mortgage loans will be adjusted monthly based on One-Month LIBOR, semi-annually based on Six-Month LIBOR, annually based on One-Year LIBOR or One-Year Treasury or any other indices set forth in the Term Sheet, each referred to herein as an Index, computed in accordance with the related note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on

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each interest adjustment date. As of the cut-off date, some of the mortgage loans may be still in their initial fixed-rate period. The initial fixed-rate on a mortgage loan is generally lower than the sum of the Index that could have been applicable as of the date of origination. The servicer of a mortgage loan will be responsible for calculating an implementing interest rate adjustments with respect to the related mortgage loans.

For any mortgage loan, the Loan-to-Value Ratio is the principal balance at origination divided by the lesser of (i) the sales price and (ii) the original appraised value of the related mortgaged property, except in the case of a refinanced mortgage loan, in which case the appraised value is used. Except in certain cases, the mortgage loans with Loan-to-Value Ratios at origination exceeding 80% are covered by Primary Insurance Policies (as defined in the prospectus). See “Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder—Primary Mortgage Insurance Policies” in the prospectus.

All of the mortgage loans have scheduled monthly payments due on the Due Date. Each mortgage loan will contain a customary “due-on-sale” clause.

Billing and Payment Procedures

The majority of the mortgage loans require monthly payments to be made no later than either the 1st or 15th day of each month, with a grace period. The applicable servicer sends monthly invoices to borrowers. In some cases, borrowers are provided with coupon books annually, and no invoices are sent separately. Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers, phone payment and Western Union quick check, although an additional fee may be charged for these payment methods. Borrowers may also elect to pay one half of each monthly payment amount every other week, in order to accelerate the amortization of their loans.

Prepayment Charges on the Mortgage Loans

Some of the mortgage loans provide for payment by the mortgagor of a prepayment charge in connection with some prepayments. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, in any twelve-month period during the first year, first three years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of the mortgage loan or another amount permitted by applicable law. The amount of the prepayment charge will, for the majority of the mortgage loans, be equal to 6 months’ advance interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan, but it may be a lesser or greater amount as provided in the related mortgage note. A prepayment charge may not apply with respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

The holders of the Class XP Certificates or the related servicers will be entitled to all the prepayment charges received by the trust fund from the related mortgage loans. No prepayment charges will be available for distribution on any other classes of Certificates. Generally, the Master Servicer shall not waive itself (or authorize a servicer to waive, unless such Servicer is allowed to waive in accordance with the terms of the related Servicing Agreement) any prepayment charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is

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enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Master Servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan. Accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

Certain prepayment charges are classified as “hard” prepayment charges, meaning that the mortgagor has to cover the prepayment charge regardless of the reason for prepayment, while others are classified as “soft,” meaning that the mortgagor has to cover the prepayment charge unless the mortgagor has conveyed the related mortgaged property to a third-party. The sponsor does not have information with respect to the percentage of each type of prepayment charge included in the pool of mortgage loans.

Indices on the Mortgage Loans

Six-Month LIBOR. Some of the mortgage loans, will adjust semiannually based on Six-Month LIBOR. Six-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

The following does not purport to be representative of future levels of Six-Month LIBOR. No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any mortgage loan with an Index of Six-Month LIBOR.

	Six-Month LIBOR
Date	2001	2002	2003	2004	2005	2006
January 1	6.20%	2.03%	1.38%	1.22%	2.78%	4.71%
February 1	5.26	2.08	1.35	1.21	2.97	4.82
March 1	4.91	2.04	1.34	1.17	3.19	5.26
April 1	4.71	2.36	1.23	1.16	3.39	5.14
May 1	4.30	2.12	1.29	1.38	3.41
June 1	3.98	2.08	1.21	1.60	3.54
July 1	3.91	1.95	1.12	1.89	3.73
August 1	3.69	1.87	1.21	1.99	3.95
September 1	3.45	1.80	1.20	1.98	4.00
October 1	2.52	1.71	1.14	2.20	4.27
November 1	2.15	1.60	1.23	2.32	4.47
December 1	2.03	1.47	1.27	2.63	4.63

One-Year LIBOR. Some of the mortgage loans will adjust annually based on One-Year LIBOR. One-Year LIBOR will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks

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as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

The following does not purport to be representative of future levels of One-Year LIBOR. No assurance can be given as to the level of One-Year LIBOR on any adjustment date or during the life of any mortgage loan with an Index of One-Year LIBOR.

	One-Year LIBOR
Date	2001	2002	2003	2004	2005	2006
January 1	5.17%	2.49%	1.45%	1.48%	3.10%	4.85%
February 1	4.88	2.43	1.38	1.37	2.98	5.15
March 1	4.67	3.00	1.28	1.34	2.55	5.38
April 1	4.44	2.63	1.36	1.81	3.81	5.29
May 1	4.24	2.59	1.21	2.08	3.78
June 1	4.18	2.28	1.19	2.11	3.76
July 1	3.82	2.09	1.16	2.38	3.90
August 1	3.56	1.90	1.44	2.30	4.22
September 1	2.64	1.73	1.45	2.46	4.13
October 1	2.27	1.64	1.24	2.49	4.68
November 1	2.39	1.73	1.48	2.54	4.74
December 1	2.44	1.45	1.60	2.96	4.82

One-Year U.S. Treasury. Some of the mortgage loans will be based on the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year, or One-Year U.S. Treasury, as reported by the Federal Reserve Board in statistical Release No. H.15(519), or the Release, as most recently available as of the date forty-five days, thirty-five days or thirty days prior to the adjustment date or on the adjustment date as published in the place specified in the related mortgage note and as made available as of the date specified in the related mortgage note. In the event that the Index specified in a mortgage note is no longer available, an index reasonably acceptable to the Trustee that is based on comparable information will be selected by the Master Servicer, to the extent that it is permissible under the terms of the related mortgage note and mortgage.

One-Month LIBOR. Some of the mortgage loans will adjust monthly based on One-Month LIBOR. One-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

Some of the mortgage loans may adjust based on other indices as set forth in the Term Sheet.

STATIC POOL INFORMATION

The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type and, with respect to loan group III, with respect to the experience of Countrywide in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/sami_ii/balta2006-4/index.html. With respect to the Countrywide information provided therein, investors are directed to: Issue Year Filter/As Applicable, Payment Type Filter/ARM, NegAm Flag Filter/NO and AltDeal Flag Filter/YES.

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Information provided through the Internet address above will not be deemed to be a part of this term sheet supplement, the Term Sheet or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

THE ISSUING ENTITY

Bear Stearns ALT-A Trust 2006-4 is a common law trust formed under the laws of the State of New York pursuant to the Agreement. The Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, Bear Stearns ALT-A Trust 2006-4 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “The Agreements— Amendment” in the prospectus.

The assets of Bear Stearns ALT-A Trust 2006-4 will consist of the mortgage loans and certain related assets.

Bear Stearns ALT-A Trust 2006-4’s fiscal year end is December 31.

THE DEPOSITOR

Structured Asset Mortgage Investments II Inc., referred to herein as the Depositor, was formed in the state of Delaware on June 10, 2003, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The Depositor does not have, nor is it expected in the future to have, any significant assets.

The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2003. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of approximately $94,502,237,657. In conjunction with the Sponsor’s acquisition of the mortgage loans, the Depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described herein, which will then issue the Certificates.

After issuance and registration of the securities contemplated in this term sheet supplement and any supplement hereto, the Depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The Depositor’s principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

THE SPONSOR

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The sponsor, EMC Mortgage Corporation, referred to herein as EMC or the Sponsor, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the Depositor and the Underwriter. The Sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from “investment quality” to varying degrees of “non-investment quality” up to and including real estate owned assets (“REO”). The Sponsor commenced operation in Texas on October 9, 1990.

The Sponsor maintains its principal office at 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038. Its telephone number is (972) 444-2800.

Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The Sponsor is one of the United States’ largest purchasers of scratch and dent and sub-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns’ securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit (“HELOCs”). Performing loans acquired by the Sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor’s underwriting guidelines or the originator’s underwriting guidelines that are acceptable to the Sponsor.

Subsequent to purchase by the Sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns’ Financial Analytics and Structured Transactions group, for distribution into the primary market.

The Sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2003		December 31, 2004		October 31, 2005
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM	12,268	$ 3,779,319,393.84	44,821	$ 11,002,497,283.49	62,603	$ 16,389,481,833.81
Alt-A Fixed	15,907	$ 3,638,653,583.24	11,011	$ 2,478,381,379.40	15,444	$ 3,370,889,688.07
HELOC	-	$ -	-	$ -	9,309	$ 509,391,438.93
Neg-Am ARM	-	$ -	-	$ -	20,804	$ 7,515,084,661.26
Prime ARM	16,279	$ 7,179,048,567.39	30,311	$ 11,852,710,960.78	23,962	$ 11,960,110,456.13
Prime Fixed	2,388	$ 1,087,197,396.83	1,035	$ 509,991,605.86	1,346	$ 426,879,747.26
Prime Short Duration ARM	7,089	$ 2,054,140,083.91	23,326	$ 7,033,626,375.35	12,707	$ 4,687,378,638.50
Reperforming	2,800	$ 247,101,330.36	2,802	$ 311,862,677.46	1,610	$ 143,455,015.55
Seconds	-	$ -	14,842	$ 659,832,093.32	92,104	$ 4,493,592,921.53
SubPrime	29,303	$ 2,898,565,285.44	102,759	$ 14,578,747,677.08	84,042	$ 13,400,254,946.87
Totals	86,034	$20,884,025,641.01	230,907	$ 48,427,650,052.74	323,931	$ 62,896,519,347.91

With respect to some of the securitizations organized by the sponsor, a "step-down" trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related offered certificates, from the certificates with the highest credit rating to the one with the lowest rating. In addition, with

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respect to one securitization organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

The Sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the Sponsor’s business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The Sponsor is cooperating with the FTC’s inquiry.

THE MASTER SERVICER AND THE SERVICERS

General

Wells Fargo Bank, National Association, referred to herein as Wells Fargo or the Master Servicer, will act as the Master Servicer of the mortgage loans and as securities administrator pursuant to the Agreement, referred to herein as the Agreement, dated as of the Cut-off Date, among the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and the Trustee. Wells Fargo will also act as Custodian pursuant to the Custodial Agreement.

Primary servicing of the mortgage loans will be provided by the Sponsor and various other servicers, none of which will service more than 10% of the mortgage loans in the aggregate, each in accordance with their respective servicing agreements which are collectively referred to herein as the Servicing Agreements. Each of the Servicing Agreements will require, among other things, that each Servicer accurately and fully report its borrower credit files to credit repositories in a timely manner. Each of the Servicing Agreements will be assigned to the trust pursuant to various assignment, assumption and recognition agreements among the related mortgage loan originator, the related Servicer, the Sponsor and the Trustee on behalf of the certificateholders; provided, however, that the Sponsor will retain the right to enforce the representations and warranties made to it by each Servicer with respect to the related mortgage loans. The Servicers will be responsible for the servicing of the mortgage loans pursuant to the related Servicing Agreement, and the Master Servicer will be required to monitor their performance. In the event of a default by a Servicer under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against the related Servicer, and shall either find a successor servicer or shall assume the primary servicing obligations for the related mortgage loans itself.

The information set forth in the following paragraphs under the heading "The Master Servicer" has been provided by the Master Servicer. None of the Depositor, the Sponsor, the Securities Administrator, the Underwriter, the Trustee or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information. Furthermore, neither the Master Servicer nor any of its respective affiliates has made or will make any representation as to the accuracy or completeness of the information set forth in the following paragraphs provided by any person other than itself.

The information set forth in the following paragraphs under the heading "The Servicers" has been provided by the EMC and Countrywide, as applicable. None of the Depositor, the Sponsor (with respect to Countrywide's information only), the Master Servicer, the Securities Administrator, the Underwriter, the Trustee or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information. Furthermore, none of the Servicers nor any of their respective affiliates has made or will make any representation as to the

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accuracy or completeness of the information set forth in the following paragraphs provided by any person other than itself.

The Master Servicer

Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo acts as Master Servicer pursuant to the Agreement. The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust and at the direction of the Trustee against such defaulting servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of March 31, 2006, Wells Fargo was acting as master servicer for approximately 1155 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $593,256,087,420.

Wells Fargo serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry.

Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The Servicers

EMC, Countrywide Home Loans Servicing LP and various other servicers, none of which will service more than 10% of the mortgage loans in the aggregate of each loan group, will service the related mortgage loans in accordance with their respective Servicing Agreements, which will be

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assigned to the trust on the Closing Date. It is anticipated that 100% of the group III mortgage loans will be serviced by Countrywide Home Loans Servicing LP.

EMC

For a description of EMC, please see "—The Sponsor" in this term sheet supplement. EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the term sheet supplement. EMC has been servicing residential mortgage loans since 1990. From year end 2004 to year end 2005 EMC’s servicing portfolio grew by 113%.

The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC's servicing portfolio consists primarily of two categories:

•	"performing loans," or performing investment quality loans serviced for EMC's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and
•

"non-performing loans," or non-investment grade, sub-performing loans, non-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section of the term sheet supplement. As of October 31, 2005, EMC was servicing approximately $55.6 billion of mortgage loans and REO property.

The following table describes size, composition and growth of EMC’s total residential mortgage loan servicing portfolio as of the dates indicated.

	As of December 31, 2003				As of December 31, 2004				As of October 31, 2005
Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Alta-A Arm	2,439	$ 653,967,869	1.40%	4.75%	19,498	$ 4,427,820,708	7.96%	15.94%	50,528	$11,821,548,094	11.65%	21.25%
Alta-A Fixed	19,396	$ 3,651,416,057	11.14%	26.51%	25,539	$ 4,578,725,473	10.43%	16.48%	34,038	$ 6,268,800,717	7.85%	11.27%
Prime Arm	7,978	$ 868,798,347	4.58%	6.31%	8,311	$ 1,045,610,015	3.39%	3.76%	8,910	$ 1,267,784,249	2.05%	2.28%
Prime Fixed	16,377	$ 1,601,411,491	9.40%	11.63%	14,560	$ 1,573,271,574	5.95%	5.66%	16,929	$ 2,343,126,437	3.90%	4.21%
Seconds	25,290	$ 690,059,169	14.52%	5.01%	39,486	$ 1,381,961,155	16.13%	4.98%	136,562	$ 6,239,175,080	31.48%	11.21%
Subprime	76,166	$ 5,058,932,126	43.73%	36.73%	114,436	$ 13,706,363,250	46.74%	49.34%	138,609	$19,037,928,201	31.95%	34.22%
Other	26,523	$ 1,249,014,373	15.23%	9.07%	23,010	$ 1,063,682,459	9.40%	3.83%	48,256	$ 8,655,251,712	11.12%	15.56%
Total	174,169	$ 13,773,599,432	100.00%	100.00%	244,840	$ 27,777,434,635	100.00%	100.00%	433,832	$55,633,614,489	100.00%	100.00%

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

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Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

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Except as otherwise indicated, reference in the remainder of this section to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and March 31, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and  $1,152.651 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans’ residential mortgage loan production for the periods indicated.

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	Consolidated Mortgage Loan Production
			Years Ended December 31,				Three Months Ended March 31,

	Year Ended February 28,	Ten Months Ended December 31,
	2001	2001	2002	2003	2004	2005	2006
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	240,608	504,975	999,448	1,517,743	846,395	809,630	164,665
Volume of Loans	$ 34,434	$ 76,432	$ 150,110	$ 235,868	$ 138,845	$ 167,675	$ 32,068
Percent of Total Dollar Volume	50.0%	61.7%	59.6%	54.2%	38.2%	34.1%	31.0%
Conventional Non-conforming Loans Number of Loans	86,600	137,593	277,626	554,571	509,711	826,178	155,746
Volume of Loans	$ 11,394	$ 22,209	$ 61,627	$ 136,664	$ 140,580	$ 225,217	$ 48,204
Percent of Total Dollar Volume	16.5%	17.9%	24.5%	31.4%	38.7%	45.9%	46.6%
FHA/VA Loans Number of Loans	118,673	118,734	157,626	196,063	105,562	80,528	20,487
Volume of Loans	$ 13,075	$ 14,109	$ 19,093	$ 24,402	$ 13,247	$ 10,712	$ 2,878
Percent of Total Dollar Volume	18.9%	11.4%	7.6%	5.6%	3.6%	2.2%	2.8%
Prime Home Equity Loans Number of Loans	119,045	164,503	316,049	453,817	587,046	683,887	165,076
Volume of Loans	$ 4,660	$ 5,639	$ 11,650	$ 18,103	$ 30,893	$ 42,706	$ 11,063
Percent of Total Dollar Volume	6.8%	4.5%	4.6%	4.2%	8.5%	8.7%	10.7%
Nonprime Mortgage Loans Number of Loans	51,706	43,359	63,195	124,205	250,030	278,112	59,226
Volume of Loans	$ 5,360	$ 5,580	$ 9,421	$ 19,827	$ 39,441	$ 44,637	$ 9,205
Percent of Total Dollar Volume	7.8%	4.5%	3.7%	4.6%	11.0%	9.1%	8.9%
Total Loans Number of Loans	616,632	969,164	1,813,944	2,846,399	2,298,744	2,678,335	565,200
Volume of Loans	$ 68,923	$ 123,969	$ 251,901	$ 434,864	$ 363,006	$ 490,947	$ 103,418
Average Loan Amount	$ 112,000	$ 128,000	$ 139,000	$ 153,000	$ 158,000	$ 183,000	$ 183,000
Non-Purchase Transactions(1)	33%	63%	66%	72%	51%	53%	55%
Adjustable-Rate Loans(1)	14%	12%	14%	21%	52%	52%	50%

_________

(1)	Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

Loan Servicing

Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a) collecting, aggregating and remitting mortgage loan payments;
(b) accounting for principal and interest;
(c) holding escrow (impound) funds for payment of taxes and insurance;
(d) making inspections as required of the mortgaged properties;
(e) preparation of tax related information in connection with the mortgage loans;
(f) supervision of delinquent mortgage loans;
(g) loss mitigation efforts;
(h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and
(i) generally administering the mortgage loans, for which it receives servicing fees.

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Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

Static Pool Data

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at: http://www.countrywidedealsdata.com/?CWDD=01200615.

MORTGAGE LOAN ORIGINATION

General

EMC

A majority of the mortgage loans have been acquired by the Sponsor from various sellers and were originated generally in accordance with the following underwriting guidelines established by the

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Sponsor. The remainder were originated by Countrywide Home Loans, Inc. and various originators, none of which have originated more than 10% of the mortgage loans in the aggregate of each loan group. It is anticipated that 100% of the group III mortgage loans will be mortgage loans that were originated by Countrywide Home Loans, Inc.

Bear Stearns Residential Mortgage Corporation, an affiliate of the Sponsor, the Depositor and the Underwriter, originated and subsequently, transferred these mortgage loans to the Sponsor.

EMC Underwriting Guidelines

The following is a description of the underwriting policies customarily employed by EMC with respect to the residential mortgage loans that EMC originated during the period of origination of the mortgage loans. EMC has represented to the depositor that the mortgage loans were originated generally in accordance with such policies.

The mortgage loans originated by EMC, or EMC mortgage loans, are “conventional non-conforming mortgage loans” (i.e., loans that are not insured by the Federal Housing Authority, or FHA, or partially guaranteed by the Veterans Administration or which do not qualify for sale to Fannie Mae or Freddie Mac) and are secured by first liens on one-to four-family residential properties. These loans typically differ from those underwritten to the guidelines established by Fannie Mae and Freddie Mac primarily with respect to the original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property, property types and/or mortgage loans with loan-to-value ratios over 80% that do not have primary mortgage insurance. The EMC mortgage loans were originated or purchased by EMC and were generally underwritten in accordance with the standards described herein.

Such underwriting standards are applied to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the underwriting standards are permitted where compensating factors are present.

Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor’s credit history. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes.

With respect to purchase money or rate/term refinance loans secured by single family residences, loan-to-value ratios at origination of up to 97% for EMC mortgage loans with original principal balances of up to $400,000, up to 95% for EMC mortgage loans secured by one-to-two family, primary residences with original principal balances of up to $400,000 and up to 90% for EMC mortgage loans secured by one-to-four family, primary residences with original principal balances of up to $650,000 are generally allowed. EMC mortgage loans with principal balances up to $1,000,000, or super jumbos, are allowed if the loan is secured by the borrower's primary residence. The loan-to-value ratio for super jumbos generally may not exceed 80%. For cash out refinance loans, the

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maximum loan-to-value ratio generally is 90% and the maximum “cash out” amount permitted is based in part on the original amount of the related EMC mortgage loan.

With respect to EMC mortgage loans secured by investment properties, loan-to-value ratios at origination of up to 95% for EMC mortgage loans with original principal balances up to $1,000,000 are permitted. EMC mortgage loans secured by investment properties may have higher original principal balances if they have lower loan-to-value ratios at origination - typically below 80%. For cash out refinance loans, the maximum loan-to-value ratio can be as high as 95% and the maximum “cash out” amount permitted is based in part on the original amount of the related mortgage loan.

Generally, each EMC mortgage loan with an original loan-to-value ratio at origination exceeding 80%, has a primary mortgage insurance policy insuring a portion of the balance of the EMC Loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan, plus accrued interest thereon and related foreclosure expenses is generally required. No such primary mortgage insurance policy will be required with respect to any such EMC Loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the EMC mortgage loans meet Fannie Mae’s or Freddie Mac’s standard or are acceptable to the Rating Agencies.

In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower’s monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligations on the proposed mortgage loan, each lender generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower’s acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

Each lender also examines a prospective borrower’s credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, the originator applies the middle score of the primary wage earner. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower’s credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include the number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant’s credit score is derived by summing together the attribute weights for that applicant.

Countrywide Home Loans, Inc.

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Note: Loan-to-Value Ratio as used in “—Underwriting Standards” below has the following meaning:

The “Loan-to-Value Ratio” of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

•	in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or
•

in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans’ Streamlined Documentation Program as described under “—Underwriting Standards—General”.

With respect to mortgage loans originated pursuant to Countrywide Home Loans’ Streamlined Documentation Program,

•

if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

•

if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See “—Underwriting Standards—General” below.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

Underwriting Standards

General

Countrywide Home Loans, Inc., a New York corporation (“Countrywide Home Loans”), has been originating mortgage loans since 1969. Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant

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portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”).

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the

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monthly mortgage expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans’ underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program”), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”), a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”) and a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”).

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

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Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

In addition to Countrywide Home Loans’ standard underwriting guidelines (the “Standard Underwriting Guidelines”), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the “Expanded Underwriting Guidelines”). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in

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Alaska and Hawaii). Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines

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Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans’ Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum “cash-out” amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No

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Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

DESCRIPTION OF THE CERTIFICATES

The trust will issue the Certificates pursuant to the Agreement. The Certificates consist of the classes of Certificates reflected in the Term Sheet, which we refer to collectively as the Offered Certificates, and one or more classes of Class B-IO, Class R, Class XP and such other non-offered certificates identified in the Term Sheet, which are not offered publicly. The various classes of Class I-A Certificates are also referred to as the Group I Senior Certificates; and the various classes of Class I-M Certificates and Class I-B Certificates are referred to herein as the Class I-M Certificates or Class I-B Certificates, respectively, or, collectively, the Group I Subordinate Certificates. The various classes of Class II-A Certificates, which are further sub-divided into sub-loan groups, are collectively referred to as the Group II Senior Certificates; and the various classes of the Class II-B Certificates are referred to herein as the Class II-B Certificates or the Group II Subordinate Certificates. The various classes of Class III-A Certificates, which are further sub-divided into sub-loan groups, are

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collectively referred to as the Group III Senior Certificates; and the various classes of the Class III-B Certificates are referred to herein as the Class III-B Certificates or the Group III Subordinate Certificates. The Certificates offered by the Term Sheet are collectively referred to herein as the Offered Certificates.

Holders of the Class R Certificates will be entitled to receive any residual cash flow from the mortgage pool, which is not expected to be significant. A holder of a Class R Certificate will not have a right to alter the structure of the transaction. The initial owner of the Class R Certificates is expected to be Bear, Stearns Securities Corp.

General

The Bear Stearns ALT-A Trust Mortgage Pass-Through Certificates, Series 2006-4 will consist of the Offered Certificates and Non-offered Certificates. The Offered Certificates are primarily described in this term sheet supplement and the related Term Sheet.

The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund generally consisting of the following:

•

all of the Depositor’s right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date,

•	any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon,
•	the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement,
•	the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Sponsor,
•	such assets relating to the mortgage loans as from time to time may be held in the Protected Accounts and the Distribution Account,
•	the rights of the Depositor with respect to the Servicing Agreements, to the extent assigned to the Trustee,
•	the rights of the Depositor with respect to the Cap Contracts,
•	such other assets as described in the Agreement; and
•	any proceeds of the foregoing.

The Offered Certificates (other than the Residual Certificates) will be issued, maintained and transferred on the book-entry records of DTC, Clearstream Banking, société anonyme and the Euroclear System and each of their participants in the minimum denominations set forth in the Term Sheet. The Residual Certificates will be offered in registered, certificated form, in a single certificate of $100. The Residual Certificates (together with any Book-entry Certificates re-issued as definitive certificates) will be transferable and exchangeable at the offices of the Securities Administrator. See

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Annex I hereto and “Description of the Securities—Form of Securities” and “—Global Securities” in the prospectus.

The Book-entry Certificates will initially be represented by one or more Global Securities registered in the name of a nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in any class of the Book-entry Certificates will be entitled to receive a certificate representing such person’s interest, except as set forth below under “—Definitive Certificates”. Unless and until definitive Certificates are issued under the limited circumstances described herein, all references to actions by certificateholders with respect to the Book-entry Certificates shall refer to actions taken by DTC upon instructions from its participants and all references in this term sheet supplement to distributions, notices, reports and statements to certificateholders with respect to the Book-entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-entry Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See “—Registration of the Book-Entry Certificates” and “—Definitive Certificates” herein.

All distributions to holders of the Offered Certificates, other than the final distribution on any class of Offered Certificates, will be made on each distribution date by or on behalf of the Securities Administrator to the persons in whose names the Offered Certificates are registered at the close of business on the related Record Date. Distributions will be made either (a) by check mailed to the address of each certificateholder as it appears in the certificate register or (b) upon written request to the Securities Administrator at least five business days prior to the relevant Record Date by any holder of Offered Certificate, by wire transfer in immediately available funds to the account of the certificateholders specified in the request. The final distribution on any class of Offered Certificates will be made in a like manner, but only upon presentment and surrender of the related Certificate at the corporate trust office of the Securities Administrator, for these purposes located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Group, BSALTA 2006-4, or any other location specified in the notice to certificateholders of the final distribution.

The Certificates will not be listed on any securities exchange or quoted in the automated quotation system of any registered securities association. As a result, investors in the Certificates may experience limited liquidity. See “Risk Factors—The Offered Certificates Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value” herein.

Registration of the Book-Entry Certificates

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

Certificate Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-entry Certificates may do so only through participants and indirect participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Book-entry Certificates from the Securities Administrator through DTC and DTC participants. The Securities Administrator will forward payments to DTC in same day funds and DTC will forward payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for

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disbursing the payments. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the Book-entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Securities Administrator as certificateholders, as such term is used in the Agreement and Certificate Owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

Under the Rules, DTC is required to make book-entry transfers of Book-entry Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Book-entry Certificates. Participants and indirect participants with which Certificate Owners have accounts with respect to the Book-entry Certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess definitive certificates, the Rules provide a mechanism by which Certificate Owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-entry Certificates, may be limited due to the absence of physical certificates for the Book-entry Certificates. In addition, under a book-entry format, Certificate Owners may experience delays in their receipt of payments since distribution will be made by the Securities Administrator to Cede & Co., as nominee for DTC.

Under the Rules, DTC will take action permitted to be taken by a certificateholders under the Agreement only at the direction of one or more participants to whose DTC account the Book-entry Certificates are credited. Additionally, under the Rules, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of Book-entry Certificates evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of Book-entry Certificates evidence voting rights, authorize divergent action.

The Depositor, the Master Servicer, the Securities Administrator, the Servicers and the Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Definitive Certificates

Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Securities Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Book-entry Certificates and the Depositor is unable to locate a qualified successor within 30 days or (2) the Depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the Book-entry Certificates agree to initiate a termination. Additionally, after the occurrence of an event of default under the Agreement, any Certificate Owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Agreement, receive a definitive certificate evidencing such Certificate Owner’s fractional undivided interest in the related class of Certificates.

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Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator is required to request that DTC notify all Certificate Owners through its participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Book-entry Certificates and receipt of instructions for re-registration, the Securities Administrator will reissue the Book-entry Certificates as definitive certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Securities Administrator will recognize the holders of definitive certificates as certificateholders under the Agreement.

Distributions on the Group I Certificates

On each distribution date, the Securities Administrator will withdraw the available funds with respect to Loan Group I from the Distribution Account for such distribution date and apply such amounts as follows:

First, to pay any accrued and unpaid interest on the Group I Certificates in the following order of priority:

1.	From Interest Funds in respect of the group I mortgage loans, to the Class I-A Certificates (allocated as described in the Term Sheet) the Current Interest and then any Interest Carry Forward Amount;
2.

From remaining Interest Funds in respect of the group I mortgage loans, to each class of Class I-M Certificates, starting with the Class I-M Certificates with the lowest numerical designation, sequentially, in that order, the Current Interest for each such Class, and then, from remaining Interest Funds, to each class of Class I-B Certificates, starting with the Class I-B Certificates with the lowest numerical designation, sequentially, in that order, the Current Interest for each such Class;

3.

Any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Overcollateralization Target Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount and distributed in accordance with Second (A) or (B) below (as applicable); and

4.	Any Remaining Excess Spread will be applied as Excess Cashflow pursuant to clauses Third through Ninth below.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest Payments will be allocated, first, in reduction of amounts otherwise distributable to the Class B-IO Certificates and Residual Certificates and thereafter, to the Current Interest payable to the Class I-A, Class I-M and Class I-B Certificates, on a pro rata basis, on such distribution date, based on the respective amounts of interest accrued on such Certificates for such distribution date. The holders of the Certificates will not be entitled to reimbursement for any such interest shortfalls.

Second, to pay as principal on the Class I-A, Class I-M and Class I-B Certificates entitled to payments of principal, in the following order of priority:

(A)	For each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, from the Principal Distribution Amount for such distribution date:

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1.

To the Class I-A Certificates (allocated as described in the Term Sheet), an amount equal to the Principal Distribution Amount until the Certificate Principal Balances of each such class thereof are reduced to zero;

2.

To the Class I-M Certificates, starting with the Class I-M Certificates with the lowest numerical designation, sequentially, in that order, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

3.

To the Class I-B Certificates, starting with the Class I-B Certificates with the lowest numerical designation, sequentially, in that order, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero.

(B)	For each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect, from the Principal Distribution Amount for such distribution date:
1.

To the Class I-A Certificates (allocated as described in the Term Sheet), an amount equal to the Class I-A Principal Distribution Amount until the Certificate Principal Balances of each such class thereof is reduced to zero;

2.

To the Class I-M Certificates, from any remaining Principal Distribution Amount, starting with the Class I-M Certificates with the lowest numerical designation, sequentially, in that order, such class's Class I-M Certificate's Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

3.

To the Class I-B Certificates, from any remaining Principal Distribution Amount, starting with the Class I-B Certificates with the lowest numerical designation, sequentially, in that order, such class's Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero.

Third, from any Excess Cashflow, to the Class I-A Certificates, (allocated as described in the Term Sheet), (i) any Interest Carry Forward Amount for each such Class to the extent not fully paid pursuant to subclauses First 1 above and (ii) any Unpaid Realized Loss Amount for each such classes for such distribution date;

Fourth, from any remaining Excess Cashflow, to the Class I-M Certificates, starting with the Class I-M Certificates with the lowest numerical designation, sequentially, in that order, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

Fifth, from any remaining Excess Cashflow, to the Class I-B Certificates, starting with the Class I-B Certificates with the lowest numerical designation, sequentially, in that order, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

Sixth, from any remaining Excess Cashflow, to the Class I-A Certificates (allocated as described in the Term Sheet), any Basis Risk Shortfall and any Basis Risk Shortfall Carry Forward Amount for each such Class for such distribution date, pro rata, based on the Basis Risk Shortfall and Basis Risk Shortfall Carry Forward Amount owed to each such Class;

Seventh, from any remaining Excess Cashflow, to the Class I-M Certificates, starting with the Class I-M Certificates with the lowest numerical designation, sequentially, in that order, and Class I-B

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Certificates, starting with the Class I-B Certificates with the lowest numerical designation, sequentially, in that order, in that order, any Basis Risk Shortfall and any Basis Risk Shortfall Carry Forward Amount, in each case for such Class for such distribution date;

Eighth, from any remaining Excess Cashflow, to the Class B-IO Certificates an amount specified in the Agreement; and

Ninth, any remaining amounts to the Class R Certificates.

On each distribution date, all amounts representing prepayment charges in respect of the group I mortgage loans received during the related Prepayment Period will be withdrawn from the Distribution Account and shall not be available for distribution to the holders of the Class I-A, Class I-M and Class I-B Certificates. Prepayment charges with respect to the group I mortgage loans will be distributed to the related Class XP Certificates as set forth in the Agreement.

When a borrower prepays all or a portion of a mortgage loan between Due Dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a Prepayment Interest Shortfall. Any Prepayment Interest Shortfalls resulting from a prepayment in full or in part are required to be paid by the applicable Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by it on the applicable distribution date. Any Prepayment Interest Shortfalls required to be funded but not funded by the applicable Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicing Compensation for the related mortgage loans for the applicable distribution date. None of the Servicers or the Master Servicer are obligated to fund interest shortfalls resulting from the application of the Relief Act. The amount of the Master Servicing Compensation and Servicing Fees used to offset such Prepayment Interest Shortfalls is referred to herein as Compensating Interest Payments.

Excess Spread and Overcollateralization Provisions

Excess Spread will be required to be applied as an Extra Principal Distribution Amount with respect to the Class I-A, Class I-M and Class I-B Certificates whenever the Overcollateralization Amount is less than the Overcollateralization Target Amount. If on any distribution date, after giving effect to allocations of Principal Distribution Amounts, the aggregate Certificate Principal Balance of the Group I Offered Certificates exceeds the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date, the Certificate Principal Balances of the Group I Subordinate Certificates will be reduced, in inverse order of seniority (beginning with the Class I-B Certificates with the highest numerical designation), by an amount equal to such excess. If no Group I Subordinate Certificates remain outstanding, the Certificate Principal Balances of the Group I Senior Certificates will be reduced beginning with the Class I-A Certificates with the highest numerical designation, by an amount equal to such excess. Any such reduction is an Applied Realized Loss Amount.

Pass-Through Rates for the Group I Offered Certificates

The pass-through rate per annum for the Class I-A, Class I-M and Class I-B Certificates will be equal to the least of:

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(i)         the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR, calculated as described below under “—Calculation of One-Month LIBOR” plus the related Margin,

(ii)         a rate set forth in the Term Sheet, and

(iii)         the Net Rate Cap.

Calculation of One-Month LIBOR

On the second LIBOR business day preceding the commencement of each Interest Accrual Period for the Group I Offered Certificates, which date we refer to as an interest determination date, the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the immediately preceding Interest Accrual Period.

The Reference Bank Rate with respect to any Interest Accrual Period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Classes of Group I Offered Certificates for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Classes of Group I Offered Certificates. As used in this section, LIBOR business day means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and Reference Banks means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

1.	with an established place of business in London,
2.	which have been designated as such by the Securities Administrator, and
3.	which are not controlling, controlled by, or under common control with, the Depositor, the Sponsor or the Master Servicer.

The establishment of One-Month LIBOR on each interest determination date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the Classes of Group I Offered Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

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Distributions on the Group II Certificates

On each distribution date, the Available Funds with respect to each Sub-Loan Group included in Loan Group II will be distributed as follows:

(A)          On each distribution date, the Available Funds for the related Sub-Loan Group will be distributed as follows:

first, to the related Certificates in such Sub-Loan Group in accordance with the priorities set forth in the Term Sheet, the Accrued Certificate Interest on each such class for such distribution date as set forth in the Term Sheet based on the Accrued Certificate Interest owed to each such class. Accrued Certificate Interest is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, as described under “—Interest Distributions on the Group II Certificates and the Group III Certificates” below;

second, to the related Certificates in such Sub-Loan Group in accordance with the priorities set forth in the Term Sheet, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates to the extent of remaining Available Funds for such Sub-Loan Group; and

third, to the related Certificates in such Sub-Loan Group in accordance with the priorities set forth in the Term Sheet and in reduction of their Certificate Principal Balances thereof, the Senior Optimal Principal Amount with respect to the Senior Certificates in such Sub-Loan Group for such distribution date, to the extent of remaining Available Funds for such Sub-Loan Group, until each such Certificate Principal Balance has been reduced to zero.

(B)          Except as provided in paragraphs (C) and (D) below, on each distribution date on or prior to the distribution date on which the Certificate Principal Balances of the Group II Subordinate Certificates are reduced to zero, such date being referred to herein as the Cross-Over Date, an amount equal to the sum of the remaining Available Funds for all Sub-Loan Groups in Loan Group II after the distributions set forth in paragraph (A) above, will be distributed starting with the Class II-B Certificates with the lowest numerical designation, sequentially, in that order, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such distribution date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (c) such class’s Allocable Share for such distribution date, in each case, to the extent of the remaining Available Funds for all Sub-Loan Groups in Loan Group II.

(C)          On each distribution date prior to the Cross-Over Date but after the reduction of the aggregate Certificate Principal Balance of the Group II Senior Certificates in any Certificate Group or Groups to zero, the remaining Certificate Groups will be entitled to receive in reduction of their Certificate Principal Balances, pro rata, based upon the aggregate Certificate Principal Balance of the Senior Certificates in each Certificate Group immediately prior to such distribution date, in addition to any Principal Prepayments related to such remaining Senior Certificates’ respective Sub-Loan Group allocated to such Senior Certificates, 100% of the Principal Prepayments on any group II mortgage loan in the Sub-Loan Group or Groups relating to the fully paid Certificate Group or Groups. Such amounts allocated to Group II Senior Certificates shall be treated as part of the Available Funds for the related Sub-Loan Group and distributed as part of the related Senior Optimal Principal Amount in accordance with the priorities set forth in clause third in paragraph (A) above, in reduction of the Certificate Principal Balances thereof. Notwithstanding the foregoing, if (i) the weighted average of the Subordinate Percentages on such distribution date equals or exceeds two times the initial weighted average of the Subordinate Percentages and (ii) the aggregate Stated Principal Balance of the group II mortgage loans in all Sub-Loan Groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and mortgage loans with respect to

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which the related mortgaged property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Certificate Principal Balance of the Group II Subordinate Certificates does not exceed 100%, then the additional allocation of Principal Prepayments to the Group II Senior Certificates in accordance with this paragraph (C) will not be made and 100% of the Principal Prepayments on any group II mortgage loan in the Sub-Loan Group relating to the fully paid Certificate Group will be allocated to the Group II Subordinate Certificates.

(D)          If on any distribution date on which the aggregate Certificate Principal Balance of the Group II Senior Certificates in a Certificate Group would be greater than the aggregate Stated Principal Balance of the group II mortgage loans in its related Sub-Loan Group and any Group II Subordinate Certificates are still outstanding, in each case, after giving effect to distributions to be made on such distribution date, (i) 100% of amounts otherwise allocable to the Group II Subordinate Certificates in respect of principal will be distributed to such Group II Senior Certificates in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of such Group II Senior Certificates is equal to the aggregate Stated Principal Balance of the mortgage loans in its related Sub-Loan Group, and (ii) the Accrued Certificate Interest otherwise allocable to the Group II Subordinate Certificates on such distribution date will be reduced and distributed to such Group II Senior Certificates, to the extent of any amount due and unpaid on such Group II Senior Certificates, in an amount equal to the Accrued Certificate Interest for such distribution date on the excess of (x) the aggregate Certificate Principal Balance of such Group II Senior Certificates over (y) the aggregate Stated Principal Balance of the group II mortgage loans in the related Sub-Loan Group. Any such reduction in the Accrued Certificate Interest on the Group II Subordinate Certificates will be allocated first to the Group II Subordinate Certificates in reverse order of their respective numerical designations, commencing with the Class II-B Certificates with the highest numerical designation. If there exists more than one undercollateralized Certificate Group on a distribution date, amounts distributable to such undercollateralized Certificate Groups pursuant to this paragraph will be allocated between such undercollateralized Certificate Groups, pro rata, based upon the amount by which their respective aggregate Certificate Principal Balances exceed the aggregate Stated Principal Balance of the group II mortgage loans in their respective Sub-Loan Groups.

(E)          If, after distributions have been made pursuant to priorities first and second of paragraph (A) above on any distribution date, the remaining Available Funds for any Sub-Loan Group is less than the Senior Optimal Principal Amount for that Sub-Loan Group, the Senior Optimal Principal Amount for that Sub-Loan Group shall be reduced by that amount, and the remaining Available Funds for that Sub-Loan Group will be distributed as principal among the related classes of Senior Certificates in Loan Group II, pro rata, based on their respective Certificate Principal Balances.

Payments made on a class of Certificates with Available Funds from another Sub-Loan Group are a type of credit enhancement, which has the effect of providing limited cross-collateralization among the Sub-Loan Groups.

On each distribution date, any Available Funds remaining after payment of interest and principal to the classes of Certificates entitled thereto, as described above, will be distributed to the Class R Certificates; provided, that if on any distribution date there are any Available Funds for any Sub-Loan Group included in Loan Group II remaining after payment of interest and principal to the Group II Certificates entitled thereto, such amounts will be distributed to the other classes of Group II Senior Certificates, pro rata, based upon their respective Certificate Principal Balances, until all amounts due to all classes of Group II Senior Certificates have been paid in full, before any remaining

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Available Funds are distributed in accordance with this paragraph to the Class R Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

Distributions on the Group III Certificates

On each distribution date, the Available Funds with respect to each Sub-Loan Group included in Loan Group III will be distributed as follows:

(A)          On each distribution date, the Available Funds for the related Sub-Loan Group will be distributed as follows:

first, to the related Certificates in such Sub-Loan Group in accordance with the priorities set forth in the Term Sheet, the Accrued Certificate Interest on each such class for such distribution date as set forth in the Term Sheet based on the Accrued Certificate Interest owed to each such class. Accrued Certificate Interest is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, as described under “—Interest Distributions on the Group II Certificates and the Group III Certificates” below;

second, to the related Certificates in such Sub-Loan Group in accordance with the priorities set forth in the Term Sheet, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates to the extent of remaining Available Funds for such Sub-Loan Group; and

third, to the related Certificates in such Sub-Loan Group in accordance with the priorities set forth in the Term Sheet and in reduction of their Certificate Principal Balances thereof, the Senior Optimal Principal Amount with respect to the Senior Certificates in such Sub-Loan Group for such distribution date, to the extent of remaining Available Funds for such Sub-Loan Group, until each such Certificate Principal Balance has been reduced to zero.

(B)          Except as provided in paragraphs (C) and (D) below, on each distribution date on or prior to the distribution date on which the Certificate Principal Balances of the Group III Subordinate Certificates are reduced to zero, such date being referred to herein as the Cross-Over Date, an amount equal to the sum of the remaining Available Funds for all Sub-Loan Groups in Loan Group III after the distributions set forth in paragraph (A) above, will be distributed starting with the Class III-B Certificates with the lowest numerical designation, sequentially, in that order, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such distribution date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (c) such class’s Allocable Share for such distribution date, in each case, to the extent of the remaining Available Funds for all Sub-Loan Groups in Loan Group III.

(C)          On each distribution date prior to the Cross-Over Date but after the reduction of the aggregate Certificate Principal Balance of the Group III Senior Certificates in any Certificate Group or Groups to zero, the remaining Certificate Groups will be entitled to receive in reduction of their Certificate Principal Balances, pro rata, based upon the aggregate Certificate Principal Balance of the Senior Certificates in each Certificate Group immediately prior to such distribution date, in addition to any Principal Prepayments related to such remaining Senior Certificates’ respective Sub-Loan Group allocated to such Senior Certificates, 100% of the Principal Prepayments on any group III mortgage loan in the Sub-Loan Group or Groups relating to the fully paid Certificate Group or Groups. Such amounts allocated to Group III Senior Certificates shall be treated as part of the Available Funds for the related Sub-Loan Group and distributed as part of the related Senior Optimal Principal Amount in accordance with the priorities set forth in clause third in paragraph (A) above, in

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reduction of the Certificate Principal Balances thereof. Notwithstanding the foregoing, if (i) the weighted average of the Subordinate Percentages on such distribution date equals or exceeds two times the initial weighted average of the Subordinate Percentages and (ii) the aggregate Stated Principal Balance of the group III mortgage loans in all Sub-Loan Groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Certificate Principal Balance of the Group III Subordinate Certificates does not exceed 100%, then the additional allocation of Principal Prepayments to the Group III Senior Certificates in accordance with this paragraph (C) will not be made and 100% of the Principal Prepayments on any group III mortgage loan in the Sub-Loan Group relating to the fully paid Certificate Group will be allocated to the Group III Subordinate Certificates.

(D)          If on any distribution date on which the aggregate Certificate Principal Balance of the Group III Senior Certificates in a Certificate Group would be greater than the aggregate Stated Principal Balance of the group III mortgage loans in its related Sub-Loan Group and any Group III Subordinate Certificates are still outstanding, in each case, after giving effect to distributions to be made on such distribution date, (i) 100% of amounts otherwise allocable to the Group III Subordinate Certificates in respect of principal will be distributed to such Group III Senior Certificates in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of such Group III Senior Certificates is equal to the aggregate Stated Principal Balance of the mortgage loans in its related Sub-Loan Group, and (ii) the Accrued Certificate Interest otherwise allocable to the Group III Subordinate Certificates on such distribution date will be reduced and distributed to such Group III Senior Certificates, to the extent of any amount due and unpaid on such Group III Senior Certificates, in an amount equal to the Accrued Certificate Interest for such distribution date on the excess of (x) the aggregate Certificate Principal Balance of such Group III Senior Certificates over (y) the aggregate Stated Principal Balance of the group III mortgage loans in the related Sub-Loan Group. Any such reduction in the Accrued Certificate Interest on the Group III Subordinate Certificates will be allocated first to the Group III Subordinate Certificates in reverse order of their respective numerical designations, commencing with the Class III -B Certificates with the highest numerical designation. If there exists more than one undercollateralized Certificate Group on a distribution date, amounts distributable to such undercollateralized Certificate Groups pursuant to this paragraph will be allocated between such undercollateralized Certificate Groups, pro rata, based upon the amount by which their respective aggregate Certificate Principal Balances exceed the aggregate Stated Principal Balance of the group III mortgage loans in their respective Sub-Loan Groups.

(E)          If, after distributions have been made pursuant to priorities first and second of paragraph (A) above on any distribution date, the remaining Available Funds for any Sub-Loan Group is less than the Senior Optimal Principal Amount for that Sub-Loan Group, the Senior Optimal Principal Amount for that Sub-Loan Group shall be reduced by that amount, and the remaining Available Funds for that Sub-Loan Group will be distributed as principal among the related classes of Senior Certificates in Loan Group III, pro rata, based on their respective Certificate Principal Balances.

Payments made on a class of Certificates with Available Funds from another Sub-Loan Group are a type of credit enhancement, which has the effect of providing limited cross-collateralization among the Sub-Loan Groups.

On each distribution date, any Available Funds remaining after payment of interest and principal to the classes of Certificates entitled thereto, as described above, will be distributed to the

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Class R Certificates; provided, that if on any distribution date there are any Available Funds for any Sub-Loan Group included in Loan Group III remaining after payment of interest and principal to the Group III Certificates entitled thereto, such amounts will be distributed to the other classes of Group III Senior Certificates, pro rata, based upon their respective Certificate Principal Balances, until all amounts due to all classes of Group III Senior Certificates have been paid in full, before any remaining Available Funds are distributed in accordance with this paragraph to the Class R Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

Interest Distributions on the Group II Certificates and the Group III Certificates

Holders of each class of Group II Senior Certificates and Group III Senior Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds for the related Sub-Loan Group for that distribution date, after reimbursement for certain advances to the Master Servicer and the Servicers.

Holders of the Group II Subordinate Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds remaining for all Sub-Loan Groups included in Loan Group II on that distribution date after distributions of interest and principal to the Group II Senior Certificates, reimbursements for certain advances to the Master Servicer and the Servicers and distributions of interest and principal to any class of Group II Subordinate Certificates having a higher payment priority.

Holders of the Group III Subordinate Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds remaining for all Sub-Loan Groups included in Loan Group III on that distribution date after distributions of interest and principal to the Group III Senior Certificates, reimbursements for certain advances to the Master Servicer and the Servicers and distributions of interest and principal to any class of Group III Subordinate Certificates having a higher payment priority.

As described in the definition of “Accrued Certificate Interest,” Accrued Certificate Interest on each class of Certificates is subject to reduction in the event of specified interest shortfalls allocable thereto.

When a Principal Prepayment in full is made on a group II mortgage loan or group III mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a group II mortgage loan or group III mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Interest shortfalls resulting from Principal Prepayments in full or in part are referred to herein as “Prepayment Interest Shortfalls”.

Any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the holders of Group II Certificates or Group III Certificates on that distribution date will be offset by the related Servicer, but only to the extent that those Prepayment Interest Shortfalls do not exceed the aggregate of the Servicing Fees on the group II mortgage loans or group III mortgage loans, as applicable, serviced by such Servicer for the applicable distribution date. Any Prepayment Interest Shortfalls required to be

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funded but not funded by the related Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicer compensation for the applicable distribution date. No assurance can be given that the Master Servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the related Servicer or the Master Servicer on any distribution date will not be reimbursed on any future distribution date. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this term sheet supplement.

Accrued Certificate Interest may be further reduced on each distribution date by application of the Relief Act or similar state laws. The Relief Act and similar state laws limit, in certain circumstances, the interest rate required to be paid by a mortgagor in the military service to 6% per annum. Neither the related Servicer nor the Master Servicer are obligated to fund interest shortfalls resulting from the Relief Act or similar state laws.

Prepayment Interest Shortfalls, to the extent not covered by the related Servicer or the Master Servicer from servicing compensation, together with interest shortfalls due to the application of the Relief Act or similar state laws, are collectively referred to herein as “Net Interest Shortfalls”.

Realized Losses on the group II mortgage loans will further reduce the Accrued Certificate Interest payable to the Group II Certificates on a distribution date; provided, however, that prior to the date on which the aggregate Certificate Principal Balances of the Group II Subordinate Certificates have been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to the Group II Subordinate Certificates, beginning with the class of Group II Subordinate Certificates with the lowest payment priority, and will not reduce the Accrued Certificate Interest on the Group II Senior Certificates. Once the aggregate Certificate Principal Balances of the Group II Subordinate Certificates have been reduced to zero the interest portion of Realized Losses will be allocated to the Group II Senior Certificates related to the mortgage loans on which such Realized Losses occurred.

Realized Losses on the group III mortgage loans will further reduce the Accrued Certificate Interest payable to the Group III Certificates on a distribution date; provided, however, that prior to the date on which the aggregate Certificate Principal Balances of the Group III Subordinate Certificates have been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to the Group III Subordinate Certificates, beginning with the class of Group III Subordinate Certificates with the lowest payment priority, and will not reduce the Accrued Certificate Interest on the Group III Senior Certificates. Once the aggregate Certificate Principal Balances of the Group II Subordinate Certificates have been reduced to zero the interest portion of Realized Losses will be allocated to the Group III Senior Certificates related to the mortgage loans on which such Realized Losses occurred.

If on any distribution date the Available Funds for any Sub-Loan Group is less than Accrued Certificate Interest on the related Senior Certificates for that distribution date, prior to reduction for Net Interest Shortfalls and the interest portion of Realized Losses on the related mortgage loans, the shortfall will be allocated among the holders of each class of related Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest for that distribution date that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or Realized Losses for such distribution date. In addition, the amount of any such interest shortfalls with respect to the mortgage loans in the related Sub-Loan Group will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the related Certificates entitled to such amounts on subsequent distribution dates, to the extent of the Available Funds for the related Sub-Loan Group remaining after current interest distributions as described in this term sheet supplement. Any such amounts so carried forward

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will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the Servicers or otherwise, except to the limited extent described in the fourth preceding paragraph with respect to Prepayment Interest Shortfalls.

The Pass-Through Rates applicable to the calculation of the Accrued Certificate Interest for the Group II Offered Certificates and the Group III Offered Certificates are as set forth in the Term Sheet.

As described in this term sheet supplement, the Accrued Certificate Interest allocable to each class of Certificates is based on the Certificate Principal Balance of that class of Certificates. All distributions of interest will be based on a 360-day year consisting of twelve 30-day months.

Principal Distributions on the Group II Senior Certificates and the Group III Senior Certificates

Distributions in reduction of the Certificate Principal Balance of the Group II Senior Certificates will be made on each distribution date pursuant to priority third above of clause (A) under “—Distributions on the Group II Certificates.” In accordance with such priority third, the Available Funds for such Sub-Loan Group remaining after the distribution of interest on the Group II Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related Sub-Loan Group for such distribution date.

In addition, if on any distribution date the aggregate Certificate Principal Balance of any class or classes of Group II Senior Certificates would be greater than the aggregate Stated Principal Balance of the mortgage loans in its related Sub-Loan Group, amounts otherwise allocable to the Group II Subordinate Certificates in respect of principal will be distributed to such class or classes of Group II Senior Certificates in reduction of the Certificate Principal Balances thereof in accordance with paragraph (D) under “—Distributions on the Group II Certificates.”

Distributions in reduction of the Certificate Principal Balance of the Group III Senior Certificates will be made on each distribution date pursuant to priority third above of clause (A) under “—Distributions on the Group III Certificates.” In accordance with such priority third, the Available Funds for such Sub-Loan Group remaining after the distribution of interest on the Group III Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related Sub-Loan Group for such distribution date.

In addition, if on any distribution date the aggregate Certificate Principal Balance of any class or classes of Group III Senior Certificates would be greater than the aggregate Stated Principal Balance of the mortgage loans in its related Sub-Loan Group, amounts otherwise allocable to the Group III Subordinate Certificates in respect of principal will be distributed to such class or classes of Group III Senior Certificates in reduction of the Certificate Principal Balances thereof in accordance with paragraph (D) under “—Distributions on the Group III Certificates.”

The definition of Senior Optimal Principal Amount allocates the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related Loan Group based on the related Senior Prepayment Percentage, rather than the related Senior Percentage, which is the allocation concept used for scheduled payments of principal. While the related Senior Percentage allocates scheduled payments of principal between the Senior Certificates related to a Sub-Loan Group and the percentage interest of such Loan Group evidenced by the Group II Subordinate Certificates or the Group III Subordinate Certificates, as applicable, on a pro rata basis, generally the Senior Prepayment Percentage allocates 100% of the unscheduled

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principal collections to the Senior Certificates of the related Sub-Loan Group on each distribution date for the first seven years after the Closing Date with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to the Senior Certificates of a Sub-Loan Group over an additional four year period (subject to certain subordination levels being attained and certain loss and delinquency test being met); provided, however, that if on any distribution date the current weighted average of the Subordinate Percentages of the related Certificate Group is equal to or greater than two times the weighted average of the initial Subordinate Percentages of the related Certificate Group and certain loss and delinquency tests described in the Term Sheet are met, the related Subordinate Certificates will receive certain additional payments as set forth in the Term Sheet, provided, further, that if on any distribution date the Senior Percentage for the related Certificate Group exceeds the related Senior Percentage as of the Cut-off Date, then all prepayments received on the mortgage loans in the related Sub-Loan Group during the related Prepayment Period will be allocated to the Senior Certificates in such Certificate Group. The disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of the related Senior Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans in each Sub-Loan Group evidenced by the related Subordinate Certificates. Increasing the respective percentage interest in a Sub-Loan Group of the Group II Subordinate Certificates relative to that of the Group II Senior Certificates is intended to preserve the availability of the subordination provided by the Group II Subordinate Certificates and increasing the respective percentage interest in a Sub-Loan Group of the Group III Subordinate Certificates relative to that of the Group III Senior Certificates is intended to preserve the availability of the subordination provided by the Group III Subordinate Certificates.

For purposes of all principal distributions described above and for calculating the applicable Senior Optimal Principal Amount, Senior Percentage and Senior Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date as described under “—Allocation of Losses; Subordination” below.

Principal Distributions on the Group II Subordinate Certificates and the Group III Subordinate Certificates

Distributions in reduction of the Certificate Principal Balances of the Group II Subordinate Certificates will be made pursuant to priority (c) of clause (B) above under “—Distributions on the Group II Certificates.” In accordance with such priority, the Available Funds for each Sub-Loan Group, if any, remaining after distributions of principal and interest on the related Group II Senior Certificates on such distribution date will be allocated to the Group II Subordinate Certificates in an amount equal to each such class’s Allocable Share for such distribution date, provided that no distribution of principal will be made on any such class until all classes ranking prior thereto have received distributions of interest and principal, and such class has received distributions of interest, on such distribution date.

All unscheduled principal collections on the mortgage loans not otherwise distributable to the Group II Senior Certificates will be allocated on a pro rata basis among the class of Group II Subordinate Certificates with the highest payment priority then outstanding and each other class of Group II Subordinate Certificates for which certain loss levels established for such class in the Agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class II-B Certificates, respectively, only if the sum of the current percentage interests in the group II mortgage loans evidenced by such class and each class, if any, subordinate thereto were at

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least equal to the sum of the initial percentage interests in the group II mortgage loans evidenced by such class and each class, if any, subordinate thereto.

As described above under “—Principal Distributions on the Group II Senior Certificates and the Group III Senior Certificates,” unless the amount of subordination provided to the Group II Senior Certificates by the Group II Subordinate Certificates is twice the amount as of the Cut-off Date, and certain loss and delinquency tests are satisfied, on each distribution date during the first seven years after the Closing Date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the group II mortgage loans in a Sub-Loan Group will be allocated to the Group II Senior Certificates in the related Certificate Group, with such allocation to be subject to further reduction over an additional four year period thereafter, as described herein.

Distributions in reduction of the Certificate Principal Balances of the Group II Subordinate Certificates will be made pursuant to priority (c) of clause (B) above under “—Distributions on the Group II Certificates.” In accordance with such priority, the Available Funds for each Sub-Loan Group, if any, remaining after distributions of principal and interest on the related Group II Senior Certificates on such distribution date will be allocated to the Group II Subordinate Certificates in an amount equal to each such class’s Allocable Share for such distribution date, provided that no distribution of principal will be made on any such class until all classes ranking prior thereto have received distributions of interest and principal, and such class has received distributions of interest, on such distribution date.

All unscheduled principal collections on the mortgage loans not otherwise distributable to the Group III Senior Certificates will be allocated on a pro rata basis among the class of Group III Subordinate Certificates with the highest payment priority then outstanding and each other class of Group III Subordinate Certificates for which certain loss levels established for such class in the Agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class III-B Certificates, respectively, only if the sum of the current percentage interests in the group III mortgage loans evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the group III mortgage loans evidenced by such class and each class, if any, subordinate thereto.

As described above under “—Principal Distributions on the Group II Senior Certificates and the Group III Senior Certificates,” unless the amount of subordination provided to the Group III Senior Certificates by the Group III Subordinate Certificates is twice the amount as of the Cut-off Date, and certain loss and delinquency tests are satisfied, on each distribution date during the first seven years after the Closing Date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the group III mortgage loans in a Sub-Loan Group will be allocated to the Group III Senior Certificates in the related Certificate Group, with such allocation to be subject to further reduction over an additional four year period thereafter, as described herein.

For purposes of all principal distributions described above and for calculating the applicable Subordinate Optimal Principal Amount, Subordinate Percentage and Subordinate Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the related mortgage loans in the mortgage pool to be made on such distribution date as described under “—Allocation of Losses; Subordination” herein.

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Monthly Advances

If the scheduled payment on a mortgage loan which was due on a related Due Date is delinquent other than as a result of application of the Relief Act or similar state law, the related Servicer will be required to remit to the Master Servicer on the date specified in the applicable Servicing Agreement an amount equal to such delinquency, net of the Servicing Fee except to the extent the related Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the Servicers or subservicers, if applicable, through final disposition or liquidation of the related mortgaged property, or until such time as specified in the applicable Servicing Agreement. Failure by the related Servicer to remit any required advance, which failure goes unremedied for the number of days specified in the applicable Servicing Agreement, will constitute an event of default under such Servicing Agreement. Such event of default shall then obligate the Master Servicer, as successor servicer, to advance such amounts to the Distribution Account to the extent provided in the Agreement. Any failure of the Master Servicer to make such advances would constitute an Event of Default as discussed under “The Agreements—Events of Default and Rights Upon Event of Default” in the prospectus. The Trustee, as successor Master Servicer, will be required to make an advance which the Master Servicer is required to make but fails to do so.

All Monthly Advances will be reimbursable to the party making such Monthly Advance from late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which the unreimbursed Monthly Advance was made. In addition, any Monthly Advances previously made in respect of any mortgage loan that are deemed by the related Servicer, subservicer or Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to such party out of any funds in the Distribution Account prior to the distributions on the Certificates.

Allocation of Realized Losses; Subordination

General

Subordination provides the holders of Certificates having a higher payment priority with protection against Realized Losses on the mortgage loans. In general, this loss protection is accomplished by allocating any Realized Losses among the related Subordinate Certificates, beginning with the Subordinate Certificates with the lowest payment priority until the Certificate Principal Balance of that class of Subordinate Certificates has been reduced to zero. In the case of the Group I Certificates only, only those Realized Losses in excess of available Excess Spread and the current Overcollateralization Amount will be allocated to the Group I Subordinate Certificates.

With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the related Servicer or Master Servicer for Monthly Advances, Servicing Fees, servicing advances and certain other amounts specified in the applicable Servicing Agreement) towards interest and principal owing on the mortgage loan. The amount of such loss realized on a mortgage loan, together with the amount of any Bankruptcy Loss (if any) in respect of a mortgage loan is referred to in this term sheet supplement as a Realized Loss.

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There are two types of Bankruptcy Losses that can occur with respect to a mortgage loan. The first type of Bankruptcy Loss, referred to in this term sheet supplement as a Deficient Valuation, results if a court, in connection with a personal bankruptcy of a mortgagor, establishes the value of a mortgaged property at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property. In such a case, the holder of such mortgage loan would become an unsecured creditor to the extent of the difference between the unpaid principal balance of such mortgage loan and such reduced unsecured debt. The second type of Bankruptcy Loss, referred to in this term sheet supplement as a Debt Service Reduction, results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

The principal portion of Debt Service Reductions will not be allocated in reduction of the Certificate Principal Balance of any class of Certificates. As a result of the subordination of the Subordinate Certificates in right of distribution of available funds to the related Senior Certificates, any Debt Service Reductions relating to mortgage loans in the related Loan Group will generally be borne by the Subordinate Certificates (to the extent then outstanding) in inverse order of priority. However, in the case of the Group II Certificates, after the Group II Cross-Over Date, the amounts distributable under clause (1) of the definition of Senior Optimal Principal Amount for each Sub-Loan Group included in Loan Group II will be reduced by the amount of any Debt Service Reductions applicable to the group II mortgage loans of the related Sub-Loan Group, and in the case of the Group III Certificates, after the Group III Cross-Over Date, the amounts distributable under clause (1) of the definition of Senior Optimal Principal Amount for each Sub-Loan Group included in Loan Group III will be reduced by the amount of any Debt Service Reductions applicable to the group III mortgage loans of the related Sub-Loan Group. Regardless of when they occur, Debt Service Reductions may reduce the amount of available funds for a Sub-Loan Group that would otherwise be available for distribution on a distribution date.

In the event that the related Servicer, the Master Servicer or any sub-servicer recovers any amount in respect of a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such mortgage loan, any such amount, which is referred to in this term sheet supplement as a Subsequent Recovery, will be distributed as part of available funds in accordance with the priorities described herein under “Description of the Certificates–Distributions on the Group I Certificates,” “Distributions on the Certificates on the Group II Certificates” and “Distributions on the Certificates on the Group III Certificates.” Additionally, the Certificate Principal Balance of each class of Subordinate Certificates that has been reduced by the allocation of a Realized Loss to such Certificate will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the amount of any Realized Losses previously allocated to such class of Certificates and not previously offset by Subsequent Recoveries. Holders of such Certificates will not be entitled to any payment in respect of interest on the amount of such increases for an Interest Accrual Period preceding the distribution date on which such increase occurs.

Any allocation of a principal portion of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred.

An allocation of a Realized Loss on a pro rata basis among two or more classes of Certificates means an allocation to each such class of Certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on such distribution date.

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Allocation of Realized Losses on the Group I Certificates

The Applied Realized Loss Amount for the group I mortgage loans shall be allocated first to the Class I-B Certificates starting with the Class I-B Certificates with the highest numerical designation, sequentially, in that order, and then to the Class I-M Certificates, starting with the Class I-M Certificate with the highest numerical designation, sequentially, in that order (so long as their respective Certificate Principal Balances have not been reduced to zero) and thereafter Realized Losses on the group I mortgage loans will be allocated to the Class I-A Certificates as described in the Term Sheet. Such subordination will increase the likelihood of timely receipt by the holders of the Group I Certificates with higher relative payment priority of the maximum amount to which they are entitled on any distribution date and will provide such holders protection against losses resulting from defaults on group I mortgage loans to the extent described in this term sheet supplement. The Depositor will allocate a loss to a certificate by reducing its principal amount by the amount of the loss.

Allocation of Realized Losses on the Group II Certificates

The principal portion of Realized Losses on the group II mortgage loans will be allocated on any distribution date to the Class II-B Certificates, starting with the Class II-B Certificates with the highest numerical designation, sequentially, in that order, until the Certificate Principal Balance of such classes has been reduced to zero. Thereafter, the principal portion of Realized Losses on the Group II mortgage loans in each Loan Group will be allocated on any distribution date to the Senior Certificates in the related Certificate Group as described in the Term Sheet. Once the Group II Senior Certificates in a Sub-Loan Group have been reduced to zero, the principal portion of Realized Losses on the mortgage loans in the related Sub-Loan Group (if any) will be allocated pro rata based upon their respective Certificate Principal Balances to the remaining outstanding Senior Certificates of the other Certificate Groups, pro rata, based upon their respective Certificate Principal Balances. The principal portion of any Realized Losses that are allocated to the Senior Group II Certificates will be allocated as set forth in the Term Sheet.

No reduction of the Certificate Principal Balance on a distribution date of any class of (i) Group II Subordinate Certificates will be made on any distribution date on account of Realized Losses on the group II mortgage loans to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all Group II Certificates as of such distribution date, after giving effect to all distributions and prior allocations of Realized Losses on the group II mortgage loans on such date, to an amount less than the aggregate Stated Principal Balance of all of the group II mortgage loans as of the first day of the month of such distribution date and (ii) Group II Senior Certificates of a Certificate Group shall be made on any distribution date on account of Realized Losses in the related Sub-Loan Group to the extent that such reduction would have the effect of reducing the Certificate Principal Balance of such Certificate Group as of such distribution date to an amount less than the Stated Principal Balances of the group II mortgage loans in the related Sub-Loan Group as of the related Due Date. The limitation described in clauses (i) and (ii) is referred to herein as the Loss Allocation Limitation.

Allocation of Realized Losses on the Group III Certificates

The principal portion of Realized Losses on the group III mortgage loans will be allocated on any distribution date to the Class III-B Certificates, starting with the Class III-B Certificates with the highest numerical designation, sequentially, in that order, until the Certificate Principal Balance of such classes has been reduced to zero. Thereafter, the principal portion of Realized Losses on the Group III mortgage loans in each Loan Group will be allocated on any distribution date to the Senior

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Certificates in the related Certificate Group as described in the Term Sheet. Once the Group III Senior Certificates in a Sub-Loan Group have been reduced to zero, the principal portion of Realized Losses on the mortgage loans in the related Sub-Loan Group (if any) will be allocated pro rata based upon their respective Certificate Principal Balances to the remaining outstanding Senior Certificates of the other Certificate Groups, pro rata, based upon their respective Certificate Principal Balances. The principal portion of any Realized Losses that are allocated to the Senior Group III Certificates will be allocated as set forth in the Term Sheet.

No reduction of the Certificate Principal Balance on a distribution date of any class of (i) Group III Subordinate Certificates will be made on any distribution date on account of Realized Losses on the group III mortgage loans to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all Group III Certificates as of such distribution date, after giving effect to all distributions and prior allocations of Realized Losses on the group III mortgage loans on such date, to an amount less than the aggregate Stated Principal Balance of all of the group III mortgage loans as of the first day of the month of such distribution date and (ii) Group III Senior Certificates of a Certificate Group shall be made on any distribution date on account of Realized Losses in the related Sub-Loan Group to the extent that such reduction would have the effect of reducing the Certificate Principal Balance of such Certificate Group as of such distribution date to an amount less than the Stated Principal Balances of the group III mortgage loans in the related Sub-Loan Group as of the related Due Date. The limitation described in clauses (i) and (ii) is referred to herein as the Loss Allocation Limitation.

Cross-Collateralization

Notwithstanding the foregoing, on any distribution date on which the Certificate Principal Balance of the Group I Subordinate Certificates, the Group II Subordinate Certificates or the Group III Subordinate Certificates have been reduced to zero and a Realized Loss that is a Special Hazard Loss is to be allocated to the related Senior Certificates, such loss will be allocated among such Senior Certificates and the most subordinate outstanding class of non-related Subordinate Certificates on a pro rata basis, based on the Certificate Principal Balances thereof. In such event, the Senior Certificates in each Loan Group may be allocated a portion of Special Hazard Losses on the mortgage loans from another loan group.

THE CAP CONTRACTS

The Trustee, on behalf of the Trust, may enter into one or more cap contracts that provide for payments to the Securities Administrator with respect to certain classes of the Group I Certificates, or Cap Contracts, with a Cap Counterparty identified in the Cap Contracts, for the benefit of the holders of the related Group I Certificates. Such Certificates may receive the benefit of payments from the related Cap Contract, except that any Group I Subordinate Certificate also may receive payments from the Cap Contracts related to the Group I Senior Certificates. The Cap Contracts will be intended to provide partial protection to such Certificates in the event that the pass-through rate applicable to such classes of Certificates is limited by the related Net Rate Cap and to cover certain interest shortfalls.

The Cap Counterparty is expected to be a national banking association whose long term deposits are rated at least “AA” by Standard Poor's and “Aaa” by Moody’s or a derivatives financial institution with similar ratings. The Cap Counterparty will provide upon request, without charge, to each person to whom a prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody’s evidencing those respective ratings or (ii) the most recent audited annual financial statements of the Cap Counterparty.

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On each distribution date through and including the distribution date set forth in the related Cap Contract, payments under the related Cap Contract will be made to the Securities Administrator, under an account established and maintained by the Securities Administrator, for the benefit of the holders of the related Certificates. The Group I Subordinate Certificates also may receive payments under the Cap Contracts for the Group I Senior Certificates. The payment to be made by the Cap Counterparty under each Cap Contract will be equal to the interest accrued during the Interest Accrual Period on the related notional balance at a rate equal to the excess of (i) One-Month LIBOR, over (ii) the strike rate set forth in the related Cap Contract. The notional balance will be equal to the lesser of (i) the Certificate Principal Balance of such class of Certificates for the related distribution date and (ii) the related certificate notional amount set forth in the related Cap Contract.

Unless otherwise set forth in the Term Sheet, it is expected that on each distribution date, amounts received under each Cap Contract with respect to such distribution date will be allocated in the following order of priority:

first, to the holders of the related class of Certificates, the payment of any Basis Risk Shortfall Carry Forward Amount for such distribution date, to the extent not covered by Excess Cashflow for such distribution date;

second, from any remaining amounts, to the holders of the related class of Certificates, the payment of any Current Interest and Interest Carry Forward Amount for such class to the extent not covered by Interest Funds or Excess Cashflow on such distribution date;

third, from any excess amounts available from the Cap Contract relating to the Group I Senior Certificates, to the Group I Subordinate starting with the Class I-M Certificates with the highest numerical designation and then the Class B Certificate, with the highest numerical designation, in that order, to the extent not paid pursuant to clauses first or second above; and

fourth, from any remaining amounts, for deposit into the Reserve Fund.

The Cap Counterparty and the terms of any cap contract are as set forth in the Term Sheet.

The Depositor has determined that the significance percentage of payments under the Cap Contracts, as calculated in accordance with Regulation AB under the Securities Act of 1933, is less than 10%.

YIELD ON THE CERTIFICATES

General

The yield to maturity and the weighted average life on each class of Offered Certificates will be primarily affected by the rate and timing of principal payments on the mortgage loans in the related Loan Group, including prepayments, the allocation of principal payments on the mortgage loans among the related classes of Offered Certificates, Realized Losses and interest shortfalls on the mortgage loans in the related Loan Group, the Pass-Through Rates on such Certificates, and the purchase price paid for such Certificates. In addition, the effective yield to holders of the Offered Certificates of each class will be less than the yields otherwise produced by their respective Pass-Through Rates and purchase prices because interest will not be distributed to the certificateholders until the 25th day, or if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

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Prepayment Considerations

The rate of principal payments on each class of Offered Certificates, the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related Loan Group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate and timing of Principal Prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described herein, a prepayment may subject the related mortgagor to a prepayment charge, which may discourage prepayments during the applicable period. Prepayment charges may be restricted under some state laws as described under “Legal Aspects of Mortgage Loans–—Enforceability of Certain Provisions” in the prospectus. Prepayment charges with respect to the mortgage loans will be paid to the holders of the related Class XP Certificates or the related servicer as additional servicing compensation and will not be part of the Available Funds for such distribution date. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

Principal Prepayments, liquidations and repurchases of the mortgage loans in a Loan Group will result in distributions in respect of principal to the holders of the related class or classes of Offered Certificates then entitled to receive these principal distributions that otherwise would be distributed over the remaining terms of the mortgage loans. See “Maturity and Prepayment Considerations” in the prospectus. Since the rate and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully herein and in the prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations”), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Offered Certificates is sensitive to prepayments on the mortgage loans in the related Loan Group. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of Principal Prepayments on the related mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of Principal Prepayments on the related mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans in the related Loan Group, the greater will be the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Because the mortgage loans in a Loan Group may be prepaid at any time, it is not possible to predict the rate at which distributions on the related Certificates will be received. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the Certificates. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a reduced rate of return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing

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interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a greater rate of return of principal to investors at a time when reinvestment at comparable yields may not be possible. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans in a Loan Group may significantly affect the actual yield to maturity on the related Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

Because principal distributions are paid to some classes of Offered Certificates before other classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Certificates. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

Some of the mortgage loans are assumable under certain circumstances if, in the sole judgment of the Master Servicer or Servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption. The remainder of the mortgage loans are subject to customary due-on-sale provisions. The Servicers shall enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under the related Servicing Agreement, applicable law and governmental regulations. However, if the Servicer determines that enforcement of the due-on-sale clause would impair or threaten to impair recovery under the related primary mortgage insurance policy, if any, the Servicer shall not be required to enforce the due-on-sale clause. The extent to which some of the mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average lives of the Offered Certificates and may result in a prepayment experience on the mortgage loans that differs from that on other mortgage loans.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

The Sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the Sponsor may

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encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of Principal Prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

Allocation of Principal Payments

Group I Certificates

Subject to the circumstances described under “Description of the Certificates—Distributions on the Group I Senior Certificates” herein, generally on each distribution date during the first three years after the Closing Date and thereafter, on any distribution date that a Trigger Event is in effect, all principal payments on the group I mortgage loans will generally be allocated to the Group I Senior Certificates.

Group II Certificates and Group III Certificates

Subject to the circumstances described under “Description of the Certificates—Principal Distributions on the Group II Senior Certificates and the Group III Senior Certificates” herein, generally on each distribution date during the first seven years after the Closing Date, all principal prepayments on the mortgage loans in a related Sub-Loan Group will generally be allocated to the Senior Certificates of the related Certificate Group. Thereafter, as further described in this term sheet supplement, during some periods, subject to loss and delinquency criteria described in this term sheet supplement, the related Senior Prepayment Percentage may continue to be disproportionately large (relative to the related Senior Percentage) and the percentage of Principal Prepayments payable to the related Subordinate Certificates may continue to be disproportionately small. In addition to the foregoing, if on any distribution date, the subordination level established for the Group II Subordinate Certificates or the Group III Subordinate Certificates, as applicable, is exceeded and that class of Offered Subordinate Certificates is then outstanding, that class of Certificates will not receive distributions relating to principal prepayments on that distribution date unless that class is the class of Subordinate Certificates in such Loan Group with the highest payment priority.

Interest Shortfalls and Realized Losses

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the related Servicer to collect full amounts of interest on the mortgage loan. See “Legal Aspects of Mortgage Loans—The Servicemembers Civil Relief Act” in the prospectus. Any interest shortfalls resulting from a Principal Prepayment in full or a partial Principal Prepayment are required to be paid by the related Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by that Servicer for the related Due Period. Any interest shortfalls required to be funded but not funded by the related Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicing

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Compensation for the applicable distribution date. None of the Servicers nor the Master Servicer are obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” herein and “Legal Aspects of Mortgage Loans—The Servicemembers Civil Relief Act” in the prospectus. Accordingly, the effect of (1) any Principal Prepayments on the mortgage loans, to the extent that any resulting interest shortfall due to such Principal Prepayments exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the related Certificates. Any resulting shortfalls will be allocated among the Certificates as provided in this term sheet supplement.

The yields to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the mortgage loans in a Loan Group and the allocation of Realized Losses to the Offered Certificates could significantly affect the yield to an investor in the related Offered Certificates. In addition, Realized Losses on the mortgage loans may affect the market value of the Offered Certificates, even if these losses are not allocated to the Offered Certificates.

If the Certificate Principal Balance of a class of Subordinate Certificates has been reduced to zero, the yield to maturity on the class of related Subordinate Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the mortgage loans in the related Loan Group and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Subordinate Certificates. If the Certificate Principal Balances of all classes of Subordinate Certificates related to a Loan Group have been reduced to zero, the yield to maturity on the related classes of Senior Certificates then outstanding will be extremely sensitive to losses on the mortgage loans in the related Loan Group and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to those classes of Senior Certificates.

As described herein under “Description of the Certificates—Allocation of Realized Losses; Subordination” amounts otherwise distributable to holders of the Subordinate Certificates may be made available to protect the holders of the related Senior Certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise distributable to holders of the Subordinate Certificates with a lower priority may be made available to protect the holders of related Subordinate Certificates with a higher priority against interruptions in distributions. Delinquencies on the mortgage loans in a Loan Group may affect the yield to investors on the related Subordinate Certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of those Subordinate Certificates. If a Trigger Event exists due to larger than expected rate of delinquencies or losses on the group I mortgage loans, no principal payments will be made to the Group I Subordinate Certificates as long as such Trigger Event exists as long as any of the Group I Senior Certificates are still outstanding. Similarly, a larger than expected rate of delinquencies or losses on the mortgage loans in Loan Group II or Loan Group III will affect the rate of principal payments on each class of Group II Subordinate Certificates or Group III Subordinate Certificates, respectively, if it delays the scheduled reduction of the related Senior Prepayment Percentage, triggers an increase of the related Senior Prepayment Percentage to 100% or triggers a lockout of one or more classes of Group II Subordinate Certificates or Group III Subordinate Certificates, respectively, from distributions of portions of the related Subordinate Optimal Principal Amount. See “Description of the Certificates—Principal Distributions on the Group II Senior Certificates and the Group III Senior Certificates” and “—Principal

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Distributions on the Group II Subordinate Certificates and the Group III Subordinate Certificates” herein.

In some cases, Special Hazard Losses allocable to a class of Senior Certificates in a Loan Group will instead be allocated to the Subordinate Certificates in the other Loan Group. See “Description of the Certificates—Cross-Collateralization” herein. This limited cross-collateralization is intended as credit enhancement for each Loan Group.

Excess Spread Available to the Group I Certificates

The weighted average life and yield to maturity of each class of Group I Offered Certificates will also be influenced by the amount of Excess Spread generated by the group I mortgage loans and applied in reduction of the Certificate Principal Balances of the Group I Offered Certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate Principal Balances of the Group I Offered Certificates and will be influenced by, among other factors,

•

the overcollateralization level of the group I mortgage loans at such time, i.e., the extent to which interest on the group I mortgage loans is accruing on a higher stated principal balance than the aggregate Certificate Principal Balance of the Group I Offered Certificates;

•	the delinquency and default experience of the group I mortgage loans;
•	the level of One-Month LIBOR; and
•

the provisions of the Agreement that permit principal collections to be distributed to the Class B-IO Certificates and the Residual Certificates in each case as provided in the Agreement when required overcollateralization levels have been met.

To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of Group I Offered Certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

The yields to maturity of the Group I Offered Certificates and, in particular the Group I Subordinate Certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the group I mortgage loans. If an Applied Realized Loss Amount is allocated to a class of Group I Offered Certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance. Although the Applied Realized Loss Amount so allocated may be recovered on future distribution dates to the extent Excess Cashflow is available for that purpose, there can be no assurance that those amounts will be available or sufficient.

To the extent that the pass-through rate on the group I is limited by the Net Rate Cap, the difference between (x) the interest amount payable to such class at the applicable pass-through rate without regard to the related Net Rate Cap, and (y) the Current Interest payable to such class on an applicable distribution date will create a shortfall. Such shortfall will be payable to the extent of Excess Cashflow and with respect to certain Certificates to the extent of payments made under the Cap Contracts on the applicable distribution date. Payments under the Cap Contracts are based on the lesser of the Certificate Principal Balance of the related class of Certificates and the principal balance of such class based on certain prepayment assumptions. If the group I mortgage loans do not prepay according to those assumptions, it may result the Cap Contracts providing insufficient funds to cover

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such shortfalls. In addition, each Cap Contract provides for payment of the excess of One-Month LIBOR over a specified per annum rate, which also may not provide sufficient funds to over such shortfalls.

Pass-Through Rates of the Group II Certificates and the Group III Certificates

The yields to maturity on the Group II Offered Certificates and the Group III Offered Certificates will be affected by their Pass-Through Rates. The Pass-Through Rates on the Group II Offered Certificates and Group III Offered Certificates will be sensitive to the adjustable mortgage rates on the related mortgage loans. As a result, these Pass-Through Rates will be sensitive to the indices on the related mortgage loans, any periodic caps, maximum and minimum rates, and the related gross margins.

Assumed Final Distribution Date

The assumed final distribution date for each class of Certificates is as set forth in the Term Sheet and is generally the distribution date in the month following the month of the latest scheduled maturity date of any of the related mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans in the related Loan Group can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the assumed final distribution date. Furthermore, the application of principal collections and, in the case of the Group I Offered Certificates, excess spread, could cause the actual final distribution date to occur significantly earlier than the assumed final distribution date. In addition, the Sponsor or its designee may, at its option, repurchase from the trust all the (i) group I mortgage loans on or after any distribution date on which the aggregate stated principal balances of the group I mortgage loans are less the percentage (as set forth in the Term Sheet) of the Cut-off Date Stated Principal Balance of the group I mortgage loans, (ii) group II mortgage loans on or after any distribution date on which the aggregate stated principal balances of the group II mortgage loans are less the percentage of the Cut-off Date Stated Principal Balance of the group II mortgage loans and (iii) group III mortgage loans on or after any distribution date on which the aggregate stated principal balances of the group III mortgage loans are less the percentage of the Cut-off Date Stated Principal Balance of the group III mortgage loans. See “The Pooling and Servicing Agreement—Termination” herein and “The Agreements—Termination; Retirement of Securities” in the prospectus.

Weighted Average Life

The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be distributed to the investor. The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Certificate Principal Balance of such Certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Principal Balance of such Certificate referred to in clause (a). The weighted average life of the Offered Certificates of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing thereof. The actual weighted average life and term to maturity of each class of Certificates, in general, will be shortened if the level of such prepayments of principal on the related mortgage loans increases.

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Yield Sensitivity of the Interest Only Certificates

The yield to maturity on the Interest-Only Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the related mortgage loans which rate may fluctuate significantly over time, because the Notional Amount of the Interest-Only Certificates is equal to the aggregate Certificate Principal Balance of the related Certificates. Investors in the Interest-Only Certificates should fully consider the risk that a rapid rate of prepayments on the related mortgage loans could result in the failure of such investors to fully recover their investments, in particular because all principal prepayments on the related mortgage loans on each distribution date during the first seven years after the Closing Date will be allocated to the related Certificates (in each case subject to limited exceptions).

POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the Certificates containing a copy of the Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the Certificates. The trust fund created under the Agreement will consist of (1) all of the Depositor’s right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date, (2) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure and any revenues received thereon, (3) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement, (4) the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Sponsor, (5) such assets relating to the mortgage loans as from time to time may be held in the Protected Accounts and the Distribution Account, (6) the rights with respect to the Servicing Agreement, to the extent assigned to the Trustee, (7) the rights with respect to the Cap Contracts and (8) any proceeds of the foregoing. Reference is made to the prospectus for important information in addition to that set forth herein regarding the trust fund, the terms and conditions of the Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the corporate trust offices of the Securities Administrator, which will serve as Certificate Registrar and Paying Agent; for these purposes and for purposes of presentment and surrender located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Group, BSALTA 2006-4, and for all other purposes located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Group, BSALTA 2006-4. The Depositor will provide to prospective or actual certificateholders without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179.

Assignment of the Mortgage Loans

At the time of issuance of the Certificates, the Depositor will cause the mortgage loans, together with all principal and interest due on or with respect to such mortgage loans after the Cut-off Date, to be sold to the trust. The mortgage loans in each of the Loan Groups will be identified in a schedule appearing as an exhibit to the Agreement with each Loan Group separately identified. Such

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schedule will include information as to the principal balance of each mortgage loan as of the Cut-off Date, as well as information including, among other things, the mortgage rate, the Net Rate, the Monthly Payment, the maturity date of each mortgage note and the Loan-to-Value Ratio.

Representations and Warranties

In the Mortgage Loan Purchase Agreement and each subsequent transfer instrument, pursuant to which the Depositor purchased (or will purchase) the mortgage loans from the Sponsor, the Sponsor made (or will make) certain representations and warranties to the Depositor concerning the mortgage loans. The Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement and the subsequent transfer instrument insofar as they relate to such representations and warranties made by the Sponsor.

The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

(1)           The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

(2)           Immediately prior to the sale of the related mortgage loans pursuant to the Mortgage Loan Purchase Agreement or the subsequent transfer instrument, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the related mortgage loans as of the Closing Date or the related subsequent transfer date, as applicable, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement or subsequent transfer instrument; and

(3)           As of the Closing Date or related subsequent transfer date there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan.

In the case of a breach of any representation or warranty set forth above, or otherwise included in the Mortgage Loan Purchase Agreement, which materially and adversely affects the value of the interests of certificateholders or the Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Trustee, the Depositor, the Securities Administrator or the Sponsor of such breach, the Sponsor will either (i) cure such breach in all material respects, (ii) provide the Trustee with a substitute mortgage loan (if within two years of the Closing Date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. This obligation of the Sponsor to cure, purchase or substitute shall constitute the Trustee’s sole and exclusive remedy respecting a breach of such representations and warranties.

The Custodian

Wells Fargo is acting as custodian of the mortgage loan files pursuant to the Custodial Agreement. In that capacity, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to

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assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of March 31, 2006, Wells Fargo maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. For a general description of Wells Fargo, see the description herein under "The Master Servicer and the Servicers—The Master Servicer."

The Trustee

U.S. Bank National Association, also referred to as U.S. Bank, will be the trustee under the Agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $210 billion as of March 31, 2006. As of March 31, 2006, U.S. Bancorp served approximately 13.4 million customers, operated 2,430 branch offices in 24 states and has over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The pooling and servicing agreement will be administered from U.S. Bank’s corporate trust office located at One Federal Street, 3rd Floor, Boston, MA 02110.

U.S. Bank has provided corporate trust services since 1924. As of March 31, 2006, U.S. Bank was acting as trustee with respect to approximately 56,104 issuances of securities with an aggregate outstanding principal balance of over $1.5 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

As of December 31, 2005, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 343 issuances of subprime mortgage assets securities with an outstanding aggregate principal balance of approximately $90,186,200,000.00.

If an event of default has not occurred (or has occurred but is no longer continuing) under the Agreement, then the Trustee will perform only such duties as are specifically set forth in the Agreement as being the duties to be performed by the Trustee prior to the occurrence (or following the discontinuance) of an event of default thereunder. If an event of default occurs and is continuing under the Agreement, the Trustee is required to exercise such of the rights and powers vested in it by the Agreement, such as (upon the occurrence and during the continuance of certain events of default) either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor’s own affairs. Subject to certain qualifications specified in the Agreement, the Trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct.

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The Trustee’s duties and responsibilities under the Agreement include, upon receipt of resolutions, certificates and reports which are specifically required to be furnished to it pursuant to the Agreement, examining them to determine whether they are in the form required by the Agreement, providing to the Securities Administrator notices of the occurrence of certain events of default under the Agreement, appointing a successor master servicer, and effecting any optional termination of the trust.

The fee of the Trustee will be payable by the Master Servicer. The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be entitled to recover from the Distribution Account all reasonable out-of pocket expenses, disbursements and advances of the Trustee, in connection with any event of default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the administration of the trust created pursuant to the Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the Agreement and fails to resign after written request therefor by the Depositor or if the Trustee becomes insolvent. Upon becoming aware of those circumstances, the Depositor will be obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee as set forth in the Agreement.

On and after the time the Master Servicer receives a notice of termination pursuant to the Agreement, the Trustee shall automatically become the successor to the Master Servicer with respect to the transactions set forth or provided for in the Agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions of the Agreement; provided, however, that EMC shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a successor Master Servicer; provided further, however, that the Trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of termination. Effective on the date of such notice of termination, as compensation therefor, the Trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the Master Servicer would have been entitled to if it had continued to act pursuant to the Agreement except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the Master Servicer pursuant to the Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer pursuant to the Agreement. Any successor Master Servicer shall be an established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000; provided, that the Trustee shall obtain a letter from each

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Rating Agency that the ratings, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the Master Servicer. If the Trustee assumes the duties and responsibilities of the Master Servicer, the Trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Master Servicer under the Agreement, the Trustee, unless the Trustee is prohibited by law from so acting, shall act in such capacity as provided in the Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that such compensation shall not be in excess of that which the Master Servicer would have been entitled to if the Master Servicer had continued to act under the Agreement, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Agreement. The Trustee and such successor shall take such action, consistent with the Agreement, as shall be necessary to effectuate any such succession.

The costs and expenses of the Trustee in connection with the termination of the Master Servicer, appointment of a successor master servicer to the extent not paid by the terminated master servicer, will be payable to the Trustee by the Master Servicer pursuant to the Agreement. Any successor to the Master Servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer, maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to the Agreement.

If the Trustee will succeed to any duties of the Master Servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of the Agreement concerning the Trustee’s duties will be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the Trustee in its capacity as Trustee); the provisions of the Agreement relating to the Master Servicer, however, will apply to the Trustee in its capacity as successor master servicer.

Upon any termination or appointment of a successor to the Master Servicer, the Trustee will give prompt written notice thereof to the Securities Administrator and to the Rating Agencies.

In addition to having express duties under the Agreement, the Trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the Trustee will be subject to certain federal laws and, because the Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the “prudent person” standard, which, in this transaction, would require the Trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Agreement provides that the Trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

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The Securities Administrator

Under the terms of the Agreement, Wells Fargo, is also responsible for securities administration, which includes pool-performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D, periodic reports on form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo has been engaged in the business of securities administration since June 30, 1995. As of March 31, 2006, Wells Fargo was acting as securities administrator with respect to more than $829,726,924,092 of outstanding residential mortgage-backed securities. For a general description of Wells Fargo, see the description herein under "The Master Servicer and the Servicers—The Master Servicer."

The Securities Administrator shall serve as Certificate Registrar and Paying Agent. The Securities Administrator’s office for notices under the Agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

The Agreement will provide that the Securities Administrator and any director, officer, employee or agent of the Securities Administrator will be entitled to recover from the Distribution Account all reasonable out-of pocket expenses, disbursements and advances of the Securities Administrator, in connection with any event of default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Securities Administrator in the administration of the trust created pursuant to the Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

The Master Servicer and Servicers

Master Servicer

The Master Servicer will be responsible for master servicing the mortgage loans. Master servicing responsibilities include:

•	receiving funds from servicers,
•	reconciling servicing activity with respect to the mortgage loans,
•	calculating remittance amounts to certificateholders,
•	sending remittances to the securities administrator for distributions to certificateholders,
•	investor and tax reporting,
•	oversight of all servicing activity, including servicers,
•	providing certain notices and other responsibilities as detailed in the Agreement.

The master servicer may, from time to time, outsource certain of its master servicing functions, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the Agreement.

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For a general description of the master servicer and its activities, see “Master Servicer” in this term sheet supplement. For a general description of material terms relating to the Master Servicer’s removal or replacement, see “The Agreements—Certain Matters Regarding the Master Servicer and the Depositor” in the prospectus.

Servicer Responsibilities

Servicers are generally responsible for the following duties:

•	communicating with borrowers;
•	sending monthly remittance statements to borrowers;
•	collecting payments from borrowers;
•	recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);
•

accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;

•	accurate and timely accounting and administration of escrow and impound accounts, if applicable;
•	accurate and timely reporting of negative amortization amounts, if any;
•	paying escrows for borrowers, if applicable;
•	calculating and reporting payoffs and liquidations;
•	maintaining an individual file for each loan; and
•	maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

Servicing and Other Compensation and Payment of Expenses

The Master Servicer will be entitled to compensation for its activities as specified in the Agreement. The Depositor will also be entitled to investment income on the funds in the Distribution Account for the period specified in the Agreement. The Master Servicer and the Depositor will be liable for losses on such funds to the extent described in the Agreement. The Master Servicer will also be entitled to retain, as additional compensation, any interest remitted by a Servicer in connection with a principal prepayment in full or otherwise in excess of amounts required to be remitted to the Distribution Account. The amounts due to the Master Servicer as specified in this paragraph are hereafter referred to as the Master Servicer Compensation. Each of the Servicers will be entitled to receive a Servicing Fee as compensation for its activities under the related Servicing Agreement equal to 1/12 of the Servicing Fee Rate multiplied by the Stated Principal Balance of each mortgage loan serviced by such Servicer as of the Due Date in the month preceding the month in which such distribution date occurs. However, Prepayment Interest Shortfalls on the mortgage loans resulting from prepayments in full or in part will be offset by the related Servicer up to an amount equal to its aggregate Servicing Fee due in such month or, upon a Servicer's default in the payment thereof, by the Master Servicer on the distribution date in the following calendar month to the extent of Compensating Interest Payments as described herein.

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In addition to the primary compensation described above, the applicable Servicer may be entitled to retain assumption fees, tax service fees, late payment charges and, with respect to the group II mortgage loans only, any prepayment charges and penalties, in each case the extent collected from the related mortgagor and as provided in the related Servicing Agreement.

The applicable Servicer will pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in the related Servicing Agreement).

Table of Fees

The following table indicates the fees expected to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Servicing Fee(1)	0.25% through 0.75% per annum	Mortgage Loan Interest Collections

(1) The servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.

Collection and Other Servicing Procedures

The applicable Servicers will use their reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures that the Servicer employs when servicing mortgage loans for its own account, to the extent such procedures shall be consistent with the terms of the Servicing Agreements. Consistent with the foregoing, the Servicers may in their discretion waive, modify, or vary or permit to be waived, modified or varied, any term of any mortgage loan in accordance with the terms of the related Servicing Agreement. However, unless the Servicers have the consent of the Master Servicer, the Servicers shall not enter into any payment plan or agreement to modify payments with a mortgagor or permit any modification with respect to any mortgage loan that would change the interest rates or forgive the payment of any principal or interest, change the outstanding principal amount or extend the final maturity date.

If a mortgaged property has been or is about to be conveyed by the mortgagor and the Servicers have knowledge thereof, the Servicers will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note, the terms of any primary mortgage insurance policy and applicable law. If a Servicer reasonably believes that the due-on-sale clause cannot be enforced under applicable law, such Servicer may enter into (i) an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon or (ii) a substitution of liability agreement pursuant to which the original mortgagor is released from liability and the purchaser of the mortgaged property is substituted as the mortgagor and becomes liable under the mortgage note, in accordance with the terms of the Servicing Agreement. The related Servicer will retain any fee collected for entering into

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an assumption agreement as additional servicing compensation to the extent provided in the related Servicing Agreement. In regard to circumstances in which the Servicers may be unable to enforce due-on-sale clauses, see “Legal Aspects of Mortgage Loans—Enforceability of Certain Provisions” in the prospectus. In connection with any such assumption, the mortgage rate borne by the related mortgage note may not be changed.

Each Servicer will establish and maintain, in addition to the Protected Account described herein under “—The Protected Accounts,” one or more accounts which comply with the requirements of the Servicing Agreements. The Servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the Servicing Agreements. Each of these accounts and the investment of deposits therein shall comply with the requirements of the Servicing Agreements and shall meet the requirements of the Rating Agencies. Withdrawals of amounts from the Protected Accounts may be made to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the Servicer for any advances made with respect to such items, for application to restoration or repair of the mortgaged property, to refund to any mortgagors any sums as may be determined to be overages, to pay to the related Servicer, or to the mortgagor to the extent required by law, interest paid on the funds on deposit in such accounts to clear and terminate, such accounts at or at any time after the termination of the Servicing Agreements, and to make such other withdrawals as provided in the Servicing Agreements.

The Servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, a Servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the Servicer’s ability to perform servicing modifications will be subject to some limitations as described in the related Servicing Agreement, including but not limited to, a Servicer may not (i) permit any modification that would change the related Mortgage Interest Rate, (ii) forgive the payment of principal or interest, (iii) reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date of such Mortgage Loan.

Evidence as to Compliance

The Agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the Cut-off Date occurs, each party participating in the servicing function will provide to the Master Servicer, the Depositor, the Securities Administrator and the Trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Agreement will also provide that each party participating in the servicing function will deliver to the Master Servicer, Depositor, the Securities Administrator and the Trustee along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

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The Agreement will also provide for delivery to the Master Servicer, Depositor and the Securities Administrator, on or before a specified date in March of each year, of a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, such person has fulfilled in all material respects its obligations under the Agreement or related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any such obligation, the statement will specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one Agreement or related servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the Master Servicer at the address of the Master Servicer set forth above under “The Master Servicer.” These items will be filed with the Issuing Entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Realization Upon Defaulted Mortgage Loans

Each Servicer will take such action as it deems to be in the best interest of the trust with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the related Servicing Agreement, each Servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that such Servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions.

Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by a Servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its Net Rate.

Transfer of Master Servicing

The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as master servicer under the Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac notwithstanding that the Master Servicer need not be so qualified; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the Agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee (at the expense of the Master Servicer); (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an officer’s certificate and an opinion of counsel addressed to the Trustee, each stating that all conditions precedent to such action under the Agreement have been completed and such action is permitted by and complies with the terms of the

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Agreement and (iv) in the event the Master Servicer is terminated without cause by EMC, EMC shall pay the terminated Master Servicer a termination fee equal to 0.25% of the aggregate Stated Principal Balance of the Mortgage Loans at the time the master servicing of the Mortgage Loans is transferred to the successor master servicer. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

Optional Purchase of Defaulted Loans

With respect to any Mortgage Loan which as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more or is an REO Property, the Sponsor shall have the right to purchase such Mortgage Loan from the Trust at a price equal to the Repurchase Price; provided, however (i) that such Mortgage Loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Fiscal Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Fiscal Quarter.

The Protected Accounts

Each Servicer will establish and maintain one or more accounts, referred to herein as the Protected Accounts, into which it will deposit on a daily basis all collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the Servicer out of Liquidation Proceeds in accordance with the applicable Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from such Servicer’s own funds (less the Servicing Fee). All Protected Accounts and amounts at any time credited thereto shall comply with the requirements of the applicable Servicing Agreement and shall meet the requirements of the Rating Agencies with respect thereto.

On the date specified in the applicable Servicing Agreement, the related Servicer will withdraw or cause to be withdrawn from the applicable Protected Accounts and any other permitted accounts and will remit to the Master Servicer for deposit in the Distribution Account the available funds of each Loan Group for such distribution date.

The Distribution Account

The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the certificateholders, an account, referred to herein as the Distribution Account, into which the Master Servicer will remit amounts received from the Servicers and advances (to the extent required to make advances) made from the Master Servicer’s own funds (less the Master Servicer’s expenses, as provided in the Agreement). The Distribution Account and amounts at any time credited thereto shall comply with the requirements of the Agreement and shall meet the requirements of the Rating Agencies. The Master Servicer will remit to the Securities Administrator for deposit in the Distribution Account, as received, the following amounts:

(i)         Any amounts withdrawn from a Protected Account or other permitted account;

(ii)         Any Monthly Advance and Compensating Interest Payments;

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(iii)         Any Insurance Proceeds or Net Liquidation Proceeds received by the Master Servicer which were not deposited in a Protected Account or other permitted account;

(iv)         The Repurchase Price with respect to any mortgage loans repurchased and all proceeds of any mortgage loans or property acquired in connection with the optional termination of the Trust;

(v)           Any amounts required to be deposited with respect to losses on permitted investments; and

(vi)         Any other amounts received by the Master Servicer and required to be deposited in the Distribution Account pursuant to the Agreement.

The amount at any time credited to the Distribution Account shall be in general (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested in the name of the Trustee, in such permitted investments selected by the Depositor or deposited in demand deposits with such depository institutions as selected by the Depositor, provided that time deposits of such depository institutions would be a permitted investment (as specified in the Agreement).

On each distribution date, the Securities Administrator shall pay the certificateholders in accordance with the provisions set forth under “Description of the Certificates—Distributions on the Certificates” herein.

The Reserve Fund

The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the certificateholders, an account, referred to as the Reserve Fund, into which on each distribution date, amounts received under each Cap Contract will be deposited in accordance with the provisions as set forth under clause fourth of “The Cap Contracts” in this term sheet supplement. The amount at any time on deposit in the Reserve Fund shall, at the direction of the Class B-IO Certificateholder, be held either (i) uninvested in a trust or deposit account of the Trustee with no liability for interest or other compensation thereon or (ii) invested in permitted investments that mature no later than the Business Day prior to the next succeeding Distribution Date. Any losses on such investments shall be deposited in the Reserve Fund by the Class B-IO Certificateholder out of its own funds immediately as realized.

On each distribution date, amounts will be allocated in accordance with the provisions set forth with respect thereto under “The Cap Contracts” herein.

Voting Rights

Voting rights of the trust in general will be allocated among the classes of Certificates (other than the Residential Certificates) based upon their respective Certificate Principal Balances; provided that voting rights equal to 1.00% of the total amount will be allocated to the Residual Certificates.

Reports to Certificateholders

On each distribution date, the Securities Administrator will make available a report setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Balance of an individual Certificate following such payment and certain other information relating to the Certificates and the mortgage loans (and, at its option, any additional files containing

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the same information in an alternative format), to be provided to each holder of Certificates and the Rating Agencies via the Securities Administrator's internet website, which can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator’s customer service desk and indicating such. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Securities Administrator will provide timely and adequate notification to all above parties regarding any such changes.

To the extent such reports are timely received from the Securities Administrator, the Trustee will also make available the related report on each distribution date via the Trustee’s internet website, which can be obtained by calling the Trustee’s customer service desk at (877) 722-1095.

Termination

The obligations of the Trustee, the Master Servicer and the Securities Administrator created by the Agreement will terminate upon (i) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last mortgage loan subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such mortgage loans, (ii) the payment to certificateholders of all amounts required to be paid to them pursuant to the Agreement or (iii) the repurchase by or at the direction of the Sponsor or its designee of all of the mortgage loans and all related REO Property in the trust, as further discussed below.

On any distribution date on which the aggregate Stated Principal Balance of (i) the group I mortgage loans is less than a specified percentage (set forth in the Term Sheet) of the aggregate Stated Principal Balance of the group I mortgage loans as of the Cut-off Date or (ii) the group II mortgage loans is less than a specified percentage (set forth in the Term Sheet) of the aggregate Stated Principal Balance of the group II mortgage loans as of the Cut-off Date, the Sponsor or its designee may repurchase from the trust all group I mortgage loans or group II mortgage loans, as the case may be, remaining outstanding and any REO Property related to group I mortgage loans or group II mortgage loans, as the case may be, remaining in the trust at a purchase price equal to the sum of (a) the unpaid principal balance of the related mortgage loans (other than mortgage loans related to REO Property), net of the principal portion of any unreimbursed Monthly Advances relating to the related mortgage loans made by the purchaser, plus accrued but unpaid interest thereon at the applicable mortgage rate to, but not including, the first day of the month of repurchase, (b) the appraised value of any related REO Property, less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the unpaid principal balance of the related mortgage loan, together with accrued but unpaid interest on that balance at the applicable mortgage rate, but not including the first day of the month of repurchase), (c) unreimbursed out-of-pocket costs of the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Monthly Advances, made on the related mortgage loans prior to the exercise of such repurchase and (d) any unreimbursed costs and expenses of the Trustee and the Securities Administrator payable in accordance with the terms of the Agreement. Such designee, if not EMC or an affiliate, shall be deemed to represent that one of the following will be true and correct: (i) the exercise of such option shall not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or (ii) such designee is (A) not a party in interest with respect to any Plan (as defined below) and (B) is not a "benefit plan investor" (other than a plan sponsored or maintained by the designee, provided that no assets of such plan are

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invested or deemed to be invested in the Certificates). Any such repurchase will result in the retirement of, in the case of the group I mortgage loans, all of the Group I Certificates and, in the case of the group II mortgage loans, all of the Group II Certificates. The trust may also be terminated and the Certificates retired on any distribution date upon the Depositor’s determination, based upon an opinion of counsel, that the status of the trust fund as a REMIC has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. In no event will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement. See “The Agreements—Termination; Retirement of Securities” in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

General

Upon the issuance of the Offered Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, each REMIC election made by the trust fund will qualify as a REMIC under the Internal Revenue Code of 1986 referred to herein as the Code. The Certificates (other than the Residual Certificates) will represent ownership of regular interests in a REMIC and are herein referred to as the REMIC Regular Certificates. The Group I Certificates will also represent ownership of an interest in the related cap contracts and certain rights with respect to the excess cash flow. See “Characterization of the Group I Offered Certificates” below. The interests evidenced by the Residual Certificates will be designated as the residual interests in the REMICs. All certificateholders are advised to see “Federal Income Tax Consequences” in the prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC Regular Certificates and the Residual Certificates.

The portions of the REMIC Regular Certificates that represent ownership of regular interests in a REMIC generally will be taxable as debt obligations under the Code, and interest paid or accrued on those portions of the REMIC Regular Certificates, including any original issue discount with respect to any REMIC Regular Certificates issued with original issue discount, will be taxable to certificateholders in accordance with the accrual method of accounting, regardless of their usual method of accounting. It is anticipated that, for federal income tax purposes, some of the Offered Certificates may be issued with original issue discount. See “Federal Income Tax Consequences—REMICS—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus. The Internal Revenue Service referred to herein as the IRS, has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount referred to herein as the OID Regulations. All purchasers of REMIC Regular Certificates are urged to consult their tax advisors for advice regarding the effect, in any, of the original issue discount provisions and regulations on the purchase of the REMIC Regular Certificates. It is expected that the prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to the Group I Certificates will be 30% CPR and with respect to the Group II Certificates will be 25% CPR. The prepayment assumption represents a rate of payment of unscheduled principal on a pool of mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. See “Yield on the Certificates—Weighted Average Lives” herein for a description of the prepayment assumption model used herein. However, no representation is made as to the rate at which prepayments actually will occur.

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In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the Issuing Entity. Accordingly, it is possible that the holder of a REMIC Regular Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Securities Administrator in preparing reports to the certificateholders and the IRS.

Certain classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such certificateholder. Holders of such classes of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See “Federal Income Tax Consequences—REMICS—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” and “—Premium” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Federal Income Tax Consequences—REMICS” in the prospectus.

Characterization of the Group I Offered Certificates

All holders of the Group I Offered Certificates will be entitled (subject to specific priorities and to the extent of related Basis Risk Shortfall Carry Forward Amounts) to amounts deposited into the reserve fund from excess cash flow. In addition, all holders of the Group I Offered Certificates will be entitled (subject to specific priorities and to the extent of related Basis Risk Shortfall Carry Forward Amounts, Unpaid Realized Loss Amounts and Current Interest and Interest Carry Forward Amounts) to amounts deposited into the reserve fund from the related Cap Contracts. Accordingly, holders of the Group I Offered Certificates will be treated for federal income tax purposes as owning a regular interest in a REMIC and a beneficial ownership interest in the right to receive payments from the reserve fund, which is not included in any REMIC. The treatment of amounts received by the Certificateholder with respect to such Certificateholder's right to receive Basis Risk Shortfall Carry Forward Amounts as a result of the application of the Net Rate Cap, will depend upon the portion of such Certificateholder's purchase price allocable thereto. Under the REMIC regulations, each certificateholder of a Group I Offered Certificate must allocate its purchase price for its Certificate between its undivided interest in the related REMIC regular interest and its interest in the right to receive payments from the reserve fund in respect of any Basis Risk Shortfall Carry Forward Amounts in accordance with the relative fair market values of each property right. Holders of the Group I Offered Certificates may also have to allocate basis to the reserve fund on account of the right to receive Unpaid Realized Loss Amounts, Current Interest and Interest Carry Forward Amounts, although the Securities Administrator intends to treat such payments as advances (in which event it is likely that no basis should be allocated to such rights). Such allocations will be used for, among other things, purposes of computing any original issue discount, market discount or premium, as well as for determining gain or loss on disposition. No representation is or will be made as to the relative fair market values thereof. Generally, payments made to Certificates with respect to any Basis Risk Shortfall Carry Forward Amounts will be included in income based on, and the purchase price allocated to the reserve fund may be amortized in accordance with, the regulations relating to notional principal contracts. In the case of non-corporate holders of the Group I Offered Certificates the amortization of the purchase price may be subject to limitations as an itemized deduction, and may not be useable at all, if the taxpayer is subject to the alternative minimum tax. However, regulations have recently been proposed that modify the taxation of notional principal contracts that contain contingent nonperiodic payments. As the application of such regulations (i.e., whether they

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apply, and if so, how they apply) are, at this time, unclear, holders of the Offered Certificates should consult with their own tax advisors with respect to the proper treatment of their interest in the reserve fund.

We make no representation on whether the Group I Offered Certificates (or what, if any, portion thereof) will constitute "real estate assets" or whether the interest (or any portion) thereon will be considered "interest on obligations secured by mortgages on real property", in each case for real estate investment trusts, or REITs. In addition, we make no representation on whether the Offered Certificates (or what, if any, portion thereof) will constitute a "regular interest in a REMIC" under section 7701(a)(19)(C) for purposes of domestic building and loan associations.

Characterization of the Group II Offered Certificates

A holder of a Group II Offered Certificate will be treated for federal income tax purposes as owning a regular interest in a REMIC. We make no representation on whether the Offered Certificates (or what, if any, portion thereof) will constitute "real estate assets" or whether the interest (or any portion) thereon will be considered "interest on obligations secured by mortgages on real property", in each case for real estate investment trusts. In addition, we make no representation on whether the Group II Offered Certificates (or what, if any, portion thereof) will constitute a "regular interest in a REMIC" under section 7701(a)(19)(C) for purposes of domestic building and loan associations.

Characterization of the Group III Offered Certificates

A holder of a Group III Offered Certificate will be treated for federal income tax purposes as owning a regular interest in a REMIC. We make no representation on whether the Offered Certificates (or what, if any, portion thereof) will constitute "real estate assets" or whether the interest (or any portion) thereon will be considered "interest on obligations secured by mortgages on real property", in each case for real estate investment trusts. In addition, we make no representation on whether the Group III Offered Certificates (or what, if any, portion thereof) will constitute a "regular interest in a REMIC" under section 7701(a)(19)(C) for purposes of domestic building and loan associations.

Penalty Protection

If penalties were asserted against purchasers of the Certificates offered hereunder in respect of their treatment of the Certificates for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus may not meet the conditions necessary for purchasers’ reliance on that summary and those opinions to exculpate them from the asserted penalties.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement, the Offered Certificates, will be purchased from the Depositor by the Underwriter upon issuance. The Underwriter is an affiliate of the Depositor and the Sponsor. The Offered Certificates will be offered by the Underwriter (only as and if issued and delivered to and accepted by the Underwriter) from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of an underwriting discount.

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The Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

The Underwriter may effect these transactions by selling the underwritten certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the underwritten certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with the underwriters in the distribution of the related underwritten certificates may be deemed to be underwriters and any profit on the resale of the underwritten certificates positioned by them may be deemed to be underwriting discounts and Commissions under the Securities Act.

There is currently no secondary market for the certificates and no assurances are made that such a market will develop. The Underwriter intends to establish a market in the Offered Certificates, but is not obligated to do so. Any such market, even if established, may or may not continue.

SECONDARY MARKET

There is currently no secondary market for the Certificates and no assurances are made that such a market will develop. The Underwriter intends to establish a market in the Offered Certificates, but is not obligated to do so. Any such market, even if established, may or may not continue.

The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under “Description of the Securities—Reports to Securityholders” herein, which will include information as to the Certificate Principal Balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

LEGAL OPINIONS

Legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Orrick, Herrington & Sutcliffe LLP, New York, New York.

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LEGAL PROCEEDINGS

There are no material legal proceedings pending against the Depositor, the Trustee, the Securities Administrator, the Issuing Entity, any 20% concentration originator or the Custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to “The Sponsor” and “Servicing of the Mortgage Loans—The Servicer” for a description of the legal proceedings against the Sponsor and the Servicer.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The Sponsor, the Issuing Entity, the underwriter and the Depositor are affiliated parties. The Master Servicer, the Securities Administrator and the Custodian are affiliated parties. There are no affiliations between the Sponsor, the Depositor, the underwriter or the Issuing Entity and any of the Trustee, the Securities Administrator, the Master Servicer, any 10% concentration originator (other than EMC), any 10% concentration servicer (other than EMC), the Cap Counterparty or the Custodian. There are no affiliations among the Master Servicer, the Trustee, any 10% concentration originator or any 10% concentration servicer. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

RATINGS

It is expected that each class of Offered Certificates will receive the ratings set forth in the Term Sheet by on or more rating agencies including S&P, Moody's and/or Fitch.

The ratings assigned by the rating agencies to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates were issued. The ratings take into consideration the credit quality of the related mortgage pool, structural and legal aspects associated with such certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under such certificates. The ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgages.

The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments or recoveries certificateholders might suffer a lower than anticipated yield.

The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, in such event, what rating would be assigned to the

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Offered Certificates by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates may be lower than the ratings assigned by the Rating Agencies.

The fees paid by the Depositor to the Rating Agencies at closing include a fee for ongoing surveillance by the Rating Agencies for so long as any Certificates are outstanding. However, the Rating Agencies are under no obligation to the Depositor to continue to monitor or provide a rating on the Certificates.

LEGAL INVESTMENT

It is anticipated that the classes of Offered Certificates that are rated in one of the two highest rating categories by a nationally recognized statistical rating organization will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (or SMMEA) and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states have enacted legislation overriding the legal investment provisions of SMMEA. Classes of Offered Certificates not rated in one of the two highest rating categories will not constitute “mortgage related securities” for purposes of SMMEA, or the Non-SMMEA Certificates. The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretative uncertainties.

The Office of Thrift Supervision, or the OTS, has issued Thrift Bulletins 73a, entitled “Investing in Complex Securities,” or TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” or TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the Issuing Entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the Offered Certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in

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conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

All investors whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Certificates. Any such institution is encouraged to consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. See “Legal Investment Matters” in the prospectus.

ERISA CONSIDERATIONS

Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (referred to herein as ERISA), should consider the ERISA fiduciary investment standards before authorizing an investment by any such plan in the Certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements that are not subject to Title 1 of ERISA but are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively referred to herein as Plan(s)), are encouraged to consult with their legal counsel to determine whether an investment in the Certificates will cause the assets of the Trust (referred to herein as Trust Assets) to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. § 2510.3-101 (referred to herein as the Plan Asset Regulations), thereby subjecting the Plan to the prohibited transaction rules with respect to the Trust Assets and the Trustee, the Master Servicer or the Servicers to the fiduciary investments standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to the Trust Assets, unless an exemption granted by the United States Department of Labor (referred to herein as the DOL) applies to the purchase, sale, transfer or holding of the Certificates.

The DOL has issued Prohibited Transaction Exemption 90-30 (as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41) (referred to herein as the Underwriter’s Exemption) to the Underwriter which may apply to the Offered Certificates (other than the Class R Certificates). However, the Underwriter’s Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that (i) the investing Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act and (ii) the Offered Certificates be rated at least “BBB-” (or its equivalent) by Fitch Inc., or Fitch, S&P or Moody’s, at the time of the Plan’s purchase, provided that

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no Mortgage Loan has an LTV in excess of 100% on the Closing Date. See “ERISA Considerations” in the prospectus. The DOL amended the Underwriter’s Exemption, as well as the essentially identical exemptions issued to certain other financial institutions, in Prohibited Transaction Exemption 2002-41 (67 Fed. Reg. 54487, September 22, 2002) to allow the trustee to be affiliated with the underwriter in spite of the restriction in PTE 2000-58 to the contrary.

The Underwriter’s Exemption is expected to apply to the Offered Subordinate Certificates if the conditions described above are satisfied. Therefore, each beneficial owner of a Offered Subordinate Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that Certificate or interest therein, that either (i) that Certificate was rated at least “BBB-” at the time of purchase, (ii) such beneficial owner is not a benefit plan investor, or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in DOL Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any Subordinate Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Subordinate Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of that Certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the Depositor, the Trustee, the Securities Administrator, the Master Servicer, a Servicer, any subservicer, and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the Certificate constitutes a “security” for purposes of the Underwriter’s Exemption and that the specific and general conditions of the Underwriter’s Exemption and the other requirements set forth in the Underwriter’s Exemption would be satisfied. The Class R Certificates do not satisfy the requirements of the Underwriter’s Exemption and may not be purchased by or on behalf of, or with plan assets of, any Plan. Any Plan fiduciary that proposes to cause a Plan to purchase a Certificate is encouraged to consult with its counsel with respect to the potential applicability to such investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the Certificates, see “ERISA Considerations” in the prospectus.

A governmental plan, as defined in Section 3(32) of ERISA, is not subject to ERISA or Section 4975 of the Code. However, such governmental plan may be subject to Federal, state and local law, which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the

Code (referred to herein as Similar Law). A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any Similar Law.

The sale of any Certificates to a Plan is in no respect a representation by the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan.

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AVAILABLE INFORMATION

The Depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the Depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the Issuing Entity’s name. The Depositor does not intend to send any financial reports to certificate holders.

The Issuing Entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Servicing of the Mortgage Loans—Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to certificate holders or information about the certificate as shall have been filed with the Commission will be posted on the Securities Administrator's internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.ctslink.com.

REPORTS TO CERTIFICATEHOLDERS

So long as the Issuing Entity is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

If the Issuing Entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the Securities Administrator’s website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Servicing of the Mortgage Loans — Evidence as to Compliance” and “Description of the Certificates — Reports to Certificateholders.”

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this term sheet supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates of the related series. All documents subsequently filed by the Depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the Certificates shall also be deemed incorporated by reference into this term sheet supplement.

The Depositor will provide or cause to be provided without charge to each person to whom this term sheet supplement is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of the person, a copy of any or all the reports incorporated in this term sheet supplement, in each case to the extent the reports relate to one or more

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of such classes of the Offered Certificates, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

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GLOSSARY

Below are abbreviated definitions of significant capitalized terms used in herein. Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the accompanying prospectus.

Accrued Certificate Interest — With respect to the Group II Certificates and the Group III Certificates of any class on any distribution date, is equal to the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance or Notional Amount, as applicable, of such Certificate immediately prior to such distribution date, less (1) in the case of a Group II Senior Certificate or Group III Senior Certificate, such Certificate’s share of (a) Prepayment Interest Shortfalls on the mortgage loans in the related Loan Group, to the extent not covered by Compensating Interest paid by a Servicer or the Master Servicer, (b) interest shortfalls on the mortgage loans in the related Loan Group resulting from the application of the Relief Act or similar state law and (c) after the applicable Cross-Over Date, the interest portion of any Realized Losses on the mortgage loans in the related Loan Group and (2) in the case of a Group II Subordinate Certificate or a Group III Subordinate Certificate, such Certificate’s share of (a) Prepayment Interest Shortfalls on the mortgage loans in the related Loan Group, to the extent not covered by Compensating Interest paid by a Servicer or the Master Servicer, (b) interest shortfalls on the mortgage loans in the related Loan Group resulting from the application of the Relief Act or similar state law and (c) the interest portion of any Realized Losses on the mortgage loans in the related Loan Group. The applicable Senior Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the Group II Senior Certificates and the Group III Senior Certificates in the related Certificate Group in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The applicable Subordinate Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the Group II Subordinate Certificates and the Group III Subordinate Certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any class of Group II Certificates or Group III Certificates after the distribution date on which the outstanding Certificate Principal Balance of such Certificate has been reduced to zero.

Aggregate Subordinate Optimal Principal Amount — The Group II Subordinate Optimal Principal Amount or the Group III Subordinate Optimal Principal Amount, as applicable.

Agreement — The Pooling and Servicing Agreement, which will be entered into by the Depositor, the Sponsor, Wells Fargo Bank, National Association, as master servicer and Securities Administrator, and the Trustee.

Allocable Share — With respect to (i) any class of Group II Subordinate Certificates on any distribution date will generally equal such class’s pro rata share (based on the Certificate Principal Balance of each class entitled thereto) of the Group II Aggregate Subordinate Optimal Principal Amount; provided, however, that no class of Group II Subordinate Certificates (other than the class of Group II Subordinate Certificates with the lowest numerical designation) shall be entitled on any distribution date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of Group II Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date and (ii) any class of Group III Subordinate Certificates on any distribution date will generally equal such class’s pro rata share (based on the

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Certificate Principal Balance of each class entitled thereto) of the Group III Aggregate Subordinate Optimal Principal Amount; provided, however, that no class of Group III Subordinate Certificates (other than the class of Group III Subordinate Certificates with the lowest numerical designation) shall be entitled on any distribution date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of Group III Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date. Notwithstanding the foregoing, if on any distribution date the Certificate Principal Balance of any class of Group II Subordinate Certificates or Group III Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class pursuant to clauses (2), (3) and (5) of the definition of Group II Subordinate Optimal Principal Amount or Group III Subordinate Optimal Principal Amount to the extent of such class’s remaining Allocable Share, shall be distributed to the remaining classes of Group II Subordinate Certificates or Group III Subordinate Certificates, as applicable, in reduction of their respective Certificate Principal Balances, sequentially, in the order of their numerical Class designations.

Applied Realized Loss Amount — With respect to any class of Group I Offered Certificates and as to any distribution date, the sum of the Realized Losses with respect to the related mortgage loans, which have been applied in reduction of the Certificate Principal Balance of such class, in an amount equal to the amount, if any, by which, (i) the aggregate Certificate Principal Balance of all of the Group I Certificates (after all distributions of principal on such distribution date) exceeds (ii) the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date.

Available Funds — For any distribution date and each Sub-Loan Group included in Loan Group II or Loan Group III, an amount which generally includes, (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date, in each case, from the mortgage loans in the related Sub-Loan Group, (2) any Monthly Advances and Compensating Interest Payments made by the Master Servicer or a Servicer for such distribution date in respect of the mortgage loans in the related Sub-Loan Group, (3) any amounts reimbursed by the Master Servicer in connection with losses on certain eligible investments for the related mortgage loans and (4) any amount allocated from the Available Funds of another Sub-Loan Group in accordance with paragraph (C) under “Description of the Certificates—Distributions on the Group II Certificates”, net of (x) fees payable to, and amounts reimbursable to, the Master Servicer, the Servicers, the Securities Administrator, the Trustee and any custodian as provided in the Agreement and (y) investment earnings on amounts on deposit in the Distribution Account.

Bankruptcy Loss — Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a mortgagor, (1) establishing the value of a mortgaged property at an amount less than the Outstanding Principal Balance of the mortgage loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

Basis Risk Shortfall Carry Forward Amount — As of any distribution date for the Class I-A, Class I-M and Class I-B Certificates, the sum of the Basis Risk Shortfall for such distribution date and the Basis Risk Shortfall for all previous distribution dates not previously paid, together with interest thereon at a rate equal to the lesser of (i) One-Month LIBOR plus the related Margin and (ii) the fixed rate specified in the Pass-Through Rate for the Group I Certificates, as described in the Term Sheet, for such distribution date.

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Basis Risk Shortfall — If on the distribution date the Pass-Through Rate for a class of the Class I-A, Class I-M and Class I-B Certificates is based upon the Net Rate Cap, the excess, if any, of:

1.     The amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable pass-though rate been calculated at a per annum rate equal to the lesser of (i) One-Month LIBOR plus the related Margin and (ii) the fixed rate specified in the Pass-Through Rate for the Group I Certificates, as described in the Term Sheet, over

2.     The amount of Current Interest on such class calculated using a pass-though rate equal to the Net Rate Cap for such distribution date.

Book-entry Certificates — The Senior Certificates and the Offered Subordinate Certificates issued, maintained and transferred at the DTC.

Business Day — Generally any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in New York City or in the jurisdiction in which the Trustee, the Securities Administrator, the Master Servicer, Custodian or any Servicer is located are obligated by law or executive order to be closed.

Cap Contracts — Any interest rate cap contracts that the Trustee, on behalf of the Trust, entered into with respect to the certain Group I Certificates with the Cap Counterparty for the benefit of the holders of such Certificates.

Cap Counterparty — As identified in the Cap Contracts.

Certificate Group — The groups of Certificates set forth in the Term Sheet.

Certificate Owner — Any person who is the beneficial owner of a Book-entry Certificate.

Certificate Principal Balance — With respect to any Certificate as of any distribution date will equal such Certificate’s initial principal amount on the Closing Date plus, in the case of a Subordinate Certificate, any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate, as described under “Description of the Certificates—Allocation of Realized Losses; Subordination” herein, and as reduced by (1) all amounts allocable to principal previously distributed with respect to such Certificate, (2) solely in the case of a Group II Certificate or Group III Certificate, the principal portion of all Realized Losses (other than Realized Losses resulting from Debt Service Reductions) previously allocated to such Certificate (taking into account the applicable Loss Allocation Limitation), (3) solely in the case of a Group I Certificate, any Applied Realized Loss Amounts allocated to such class on previous distribution dates and (4) solely in the case of a Group II Subordinate Certificate or Group III Subordinate Certificate, such Certificate’s pro rata share, if any, of the Subordinate Certificate Writedown Amount for previous distribution dates.

Certificates — The Group I Certificates, the Group II Certificates and the Group III Certificates.

Class Prepayment Distribution Trigger — A test, which shall be satisfied for (i) a class of Group II Subordinate Certificates for a distribution date if the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such class and each class of Group II Subordinate Certificates subordinate thereto, if any, and the denominator of which is the Stated Principal Balances of all of the group II mortgage loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date and (ii) a class of Group III Subordinate

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Certificates for a distribution date if the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such class and each class of Group III Subordinate Certificates subordinate thereto, if any, and the denominator of which is the Stated Principal Balances of all of the group III mortgage loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

Class I-A Principal Distribution Amount — As defined in the Term Sheet.

Class I-B Principal Distribution Amount — As defined in the Term Sheet.

Class I-M Principal Distribution Amount — As defined in the Term Sheet.

Closing Date — As set forth in the Term Sheet.

Compensating Interest — Any payments made by the Master Servicer or a Servicer from its own funds to cover Prepayment Interest Shortfalls.

CPR — A constant rate of prepayment on the mortgage loans.

Cross-Over Date — The Group II Cross-Over Date or the Group III Cross-Over Date, as applicable.

Current Interest — With respect to each class of Class I-A, Class I-M and Class I-B Certificates and each distribution date, the interest accrued at the applicable pass-through rate for the applicable Interest Accrual Period on the Certificate Principal Balance of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy, reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest Payments, and any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class of Certificates as described under clause First in “Description of the Certificates—Distributions on the Group I Certificates” herein.

Current Specified Enhancement Percentage — For any distribution date, a percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Group I Subordinate Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the group I mortgage loans as of the end of the related Due Period.

Current Specified Overcollateralization Percentage — For any distribution date, a percentage equivalent of a fraction, the numerator of which is the Overcollateralization Target Amount for such distribution date and the denominator of which is the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date.

Custodian — Wells Fargo Bank, National Association.

Cut-off Date — As set forth in the Term Sheet.

Debt Service Reduction — A Bankruptcy Loss that results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

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Deficient Valuation — A Bankruptcy Loss that results if a court, in connection with a personal bankruptcy of a mortgagor, establishes the value of a mortgaged property at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property.

Determination Date — With respect to any distribution date and the mortgage loans is the date specified in the applicable Servicing Agreement.

Due Date — With respect to each mortgage loan, the date in each month on which its Monthly Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the applicable Servicing Agreement.

Due Period — With respect to any distribution date, the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

EMC — EMC Mortgage Corporation.

Excess Cashflow — With respect to any distribution date, the sum of (i) the Remaining Excess Spread for such distribution date and (ii) the Overcollateralization Release Amount for such distribution date.

Excess Spread — With respect to any distribution date, the excess, if any, of the Interest Funds for such distribution date over the sum of the Current Interest on the Group I Offered Certificates and Interest Carry Forward Amounts on the Group I Senior Certificates on such distribution date.

Extra Principal Distribution Amount — With respect to any distribution date, the lesser of (a) the excess, if any, of the Overcollateralization Target Amount for such distribution date over the Overcollateralization Amount for such distribution date and (b) the Excess Spread for such distribution date.

Group I Certificates — The Group I Offered Certificates, and the Group I Non-offered Certificates.

Group I Non-offered Certificates — The non-offered Group I Certificates as described in the Term Sheet.

Group I Offered Certificates — The offered Group I Certificates as described in the Term Sheet.

Group I Senior Certificates — The Class I-A Certificates.

Group I Subordinate Certificates — The Class I-M and Class I-B Certificates.

Group II Aggregate Subordinate Optimal Principal Amount — With respect to Loan Group II, the sum of the Group II Subordinate Optimal Principal Amounts for all Sub-Loan Groups in Loan Group II.

Group II Certificates — The Group II Senior Certificates and the Group II Subordinate Certificates.

Group II Cross-Over Date — The distribution date on which the Certificate Principal Balances of the Group II Subordinate Certificates are reduced to zero.

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Group II Offered Certificates — The Group II Senior Certificates and the Group II Offered Subordinate Certificates.

Group II Offered Subordinate Certificates — Any Group II Certificates described as "offered certificates" in the Term Sheet other than the Group II Senior Certificates.

Group II Senior Certificates — The Class II-A Certificates.

Group II Senior Optimal Principal Amount — With respect to each Sub-Loan Group included in Loan Group II and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the related Certificate Group in such Loan Group immediately prior to such distribution date):

(1)           the applicable Senior Percentage of the principal portion of all Monthly Payments due on the mortgage loans in the related Sub-Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period if the distribution date occurs prior to the related Cross-Over Date);

(2)           the applicable Senior Prepayment Percentage of the Stated Principal Balance of each mortgage loan in the related Sub-Loan Group which was the subject of a prepayment in full received by the Servicers during the applicable Prepayment Period;

(3)           the applicable Senior Prepayment Percentage of the amount of all partial prepayments allocated to principal received during the applicable Prepayment Period in respect of mortgage loans in the related Sub-Loan Group;

(4)           the lesser of (a) the applicable Senior Prepayment Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related Sub-Loan Group that became a Liquidated Mortgage Loan during the related Prepayment Period (other than mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Sub-Loan Group during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in the related Sub-Loan Group purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the sum of (i) the Stated Principal Balance of each mortgage loan in the related Sub-Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Sub-Loan Group during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in the related Sub-Loan Group that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise;

(5)           any amount allocated to the Available Funds of the related Sub-Loan Group in accordance with paragraph (G) under “Description of the Certificates—Distributions on the Group II Certificates”; and

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(6)           the applicable Senior Prepayment Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related Sub-Loan Group which was repurchased by the Sponsor in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of a mortgage loan in the related Sub-Loan Group that has been replaced by the Sponsor with a substitute mortgage loan pursuant to the Mortgage Loan Purchase Agreement in connection with such distribution date over the Stated Principal Balance of such substitute mortgage loan.

Group II Senior Percentage — With respect to each Certificate Group related to a Sub-Loan Group in Loan Group II and any distribution date, the lesser of (a) 100% and (b) the percentage obtained by dividing the Certificate Principal Balance of the Senior Certificates (other than the Interest-Only Certificates, if any) in the related Certificate Group by the aggregate Stated Principal Balance of the mortgage loans in the related Sub-Loan Group as of the beginning of the related Due Period.

Group II Senior Prepayment Percentage — The Senior Prepayment Percentage for the Senior Certificates of each Certificate Group related to a Sub-Loan Group in Loan Group II, on any distribution date occurring during the periods set forth below will be as follows:

Period (dates inclusive)	Senior Prepayment Percentage
July 2006 – June 2013	100%
July 2013 – June 2014	Senior Percentage for the related Senior Certificates plus 70% of the Subordinate Percentage for the related Sub-Loan Group.
July 2014 – June 2015	Senior Percentage for the related Senior Certificates plus 60% of the Subordinate Percentage for the related Sub-Loan Group.
July 2015 – June 2016	Senior Percentage for the related Senior Certificates plus 40% of the Subordinate Percentage for the related Sub-Loan Group.
July 2016 – June 2017	Senior Percentage for the related Senior Certificates plus 20% of the Subordinate Percentage for the related Sub-Loan Group.
July 2017 and thereafter	Senior Percentage for the related Senior Certificates.

No scheduled reduction to the Senior Prepayment Percentage for the related Certificate Group shall be made as of any distribution date unless, as of the last day of the month preceding such distribution date (1) the aggregate Stated Principal Balance of the group II mortgage loans in all related Sub-Loan Groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust) averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the Group II Subordinate Certificates does not exceed 50% and (2) cumulative Realized Losses on the group II mortgage loans in all related Sub-Loan Groups do not exceed (a) 30% of the aggregate Certificate Principal Balance of the Original Group II Subordinate Principal Balance if such distribution date occurs between and including July 2013 and June 2014, (b) 35% of the Original Group II Subordinate Principal Balance if such distribution date occurs between and including July 2014 and June 2015, (c) 40% of the Original Group II Subordinate Principal Balance if such distribution date occurs between and including July 2015 and June 2016, (d) 45% of the Original Group II Subordinate Principal Balance if such distribution date occurs between and

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including July 2016 and June 2017, and (e) 50% of the Original Group II Subordinate Principal Balance if such distribution date occurs during or after July 2017.

In addition, if on any distribution date the weighted average of the related Subordinate Percentages for such distribution date is equal to or greater than two times the weighted average of the related initial Subordinate Percentages, and (a) the aggregate Stated Principal Balance of the group II mortgage loans in all Sub Loan Groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the Group II Subordinate Certificates does not exceed 50% and (b)(i) on or prior to the distribution date occurring in April 2009, cumulative Realized Losses on the group II mortgage loans in all related Sub Loan Groups as of the end of the related Prepayment Period do not exceed 20% of the Original Group II Subordinate Principal Balance and (ii) after the distribution date occurring in June 2009, cumulative Realized Losses on the group II mortgage loans in all related Sub-Loan Groups as of the end of the related Prepayment Period do not exceed 30% of the Original Group II Subordinate Principal Balance, then, in each case, the Senior Prepayment Percentage for the related Senior Certificates for such distribution date will equal the Senior Percentage for the related Certificate Group; provided, however, if on such distribution date the Subordinate Percentage for the related Sub-Loan Group is equal to or greater than two times the initial Subordinate Percentage on or prior to the distribution date occurring in June 2009 and the above delinquency and loss tests are met, then the Senior Prepayment Percentage for the Senior Certificates in the related Certificate Group for such distribution date, will equal the Senior Percentage for such Certificates plus 50% of the related Subordinate Percentage on such distribution date.

Notwithstanding the foregoing, if on any distribution date, the percentage, the numerator of which is the aggregate Certificate Principal Balance of the Group II Senior Certificates immediately preceding such distribution date, and the denominator of which is the Stated Principal Balance of the group II mortgage loans as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Senior Prepayment Percentage with respect to all the Group II Senior Certificates for such distribution date will equal 100%.

Group II Subordinate Certificates — The Class II-B Certificates.

Group II Subordinate Optimal Principal Amount — With respect to any Sub-Loan Group included in Loan Group II and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Group II Subordinate Certificates immediately prior to such distribution date):

(1)           the related Subordinate Percentage of the principal portion of all Monthly Payments due on each mortgage loan in the related Sub-Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2)           the related Subordinate Prepayment Percentage of the Stated Principal Balance of each mortgage loan in the related Sub-Loan Group which was the subject of a prepayment in full received by the Servicers during the applicable Prepayment Period;

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(3)           the related Subordinate Prepayment Percentage of the amount all partial prepayments of principal received in respect of mortgage loans in the related Sub-Loan Group during the applicable Prepayment Period;

(4)           the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related Sub-Loan Group that became a Liquidated Mortgage Loan during the related Prepayment Period and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan during the related Due Period over (b) the sum of the amounts distributable to the holders of the Senior Certificates in the related Certificate Group pursuant to clause (4) of the definition of “Senior Optimal Principal Amount” on such distribution date;

(5)           the related Subordinate Prepayment Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related Sub-Loan Group which was repurchased by the Sponsor in connection with such distribution date and (b) the difference, if any, between the Stated Principal Balance of a mortgage loan in the related Sub-Loan Group that has been replaced by the Sponsor with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan; and

(6)           on the distribution date on which the aggregate Certificate Principal Balance of the Senior Certificates in the related Certificate Group have all been reduced to zero, 100% of the Senior Optimal Principal Amount for such Senior Certificates.

Group II Subordinate Percentage — As of any distribution date and with respect to any Sub-Loan Group included in Loan Group II, 100% minus the related Senior Percentage for the related Certificate Group.

Group II Subordinate Prepayment Percentage — With respect to any Sub-Loan Group included in Loan Group II, and as of any distribution date, 100% minus the Senior Prepayment Percentage for the Senior Certificates in the related Certificate Group.

Group III Aggregate Subordinate Optimal Principal Amount — With respect to Loan Group III, the sum of the Group III Subordinate Optimal Principal Amounts for all Sub-Loan Groups in Loan Group III.

Group III Certificates — The Group III Senior Certificates and the Group III Subordinate Certificates.

Group III Cross-Over Date — The distribution date on which the Certificate Principal Balances of the Group III Subordinate Certificates are reduced to zero.

Group III Offered Certificates — The Group III Senior Certificates and the Group III Offered Subordinate Certificates.

Group III Offered Subordinate Certificates — Any Group III Certificates described as "offered certificates" in the Term Sheet other than the Group III Senior Certificates.

Group III Senior Certificates — The Class III-A Certificates.

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Group III Senior Optimal Principal Amount — With respect to each Sub-Loan Group included in Loan Group III and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the related Certificate Group in such Loan Group immediately prior to such distribution date):

(1)           the applicable Senior Percentage of the principal portion of all Monthly Payments due on the mortgage loans in the related Sub-Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period if the distribution date occurs prior to the related Cross-Over Date);

(2)           the applicable Senior Prepayment Percentage of the Stated Principal Balance of each mortgage loan in the related Sub-Loan Group which was the subject of a prepayment in full received by the Servicers during the applicable Prepayment Period;

(3)           the applicable Senior Prepayment Percentage of the amount of all partial prepayments allocated to principal received during the applicable Prepayment Period in respect of mortgage loans in the related Sub-Loan Group;

(4)           the lesser of (a) the applicable Senior Prepayment Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related Sub-Loan Group that became a Liquidated Mortgage Loan during the related Prepayment Period (other than mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Sub-Loan Group during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in the related Sub-Loan Group purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the sum of (i) the Stated Principal Balance of each mortgage loan in the related Sub-Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Sub-Loan Group during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in the related Sub-Loan Group that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise;

(5)           any amount allocated to the Available Funds of the related Sub-Loan Group in accordance with paragraph (G) under “Description of the Certificates—Distributions on the Group III Certificates;” herein; and

(6)           the applicable Senior Prepayment Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related Sub-Loan Group which was repurchased by the Sponsor in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of a mortgage loan in the related Sub-Loan Group that has been replaced by the Sponsor with a substitute mortgage loan pursuant to the Mortgage Loan Purchase Agreement in connection with such distribution date over the Stated Principal Balance of such substitute mortgage loan.

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Group III Senior Percentage — With respect to each Certificate Group related to a Sub-Loan Group in Loan Group III and any distribution date, the lesser of (a) 100% and (b) the percentage obtained by dividing the Certificate Principal Balance of the Senior Certificates (other than the Interest-Only Certificates, if any) in the related Certificate Group by the aggregate Stated Principal Balance of the mortgage loans in the related Sub-Loan Group as of the beginning of the related Due Period.

Group III Senior Prepayment Percentage — The Senior Prepayment Percentage for the Senior Certificates of each Certificate Group related to a Sub-Loan Group in Loan Group III, on any distribution date occurring during the periods set forth below will be as follows:

Period (dates inclusive)	Senior Prepayment Percentage
July 2006 – June 2013	100%
July 2013 – June 2014	Senior Percentage for the related Senior Certificates plus 70% of the Subordinate Percentage for the related Sub-Loan Group.
July 2014 – June 2015	Senior Percentage for the related Senior Certificates plus 60% of the Subordinate Percentage for the related Sub-Loan Group.
July 2015 – June 2016	Senior Percentage for the related Senior Certificates plus 40% of the Subordinate Percentage for the related Sub-Loan Group.
July 2016 – June 2017	Senior Percentage for the related Senior Certificates plus 20% of the Subordinate Percentage for the related Sub-Loan Group.
July 2017 and thereafter	Senior Percentage for the related Senior Certificates.

No scheduled reduction to the Senior Prepayment Percentage for the related Certificate Group shall be made as of any distribution date unless, as of the last day of the month preceding such distribution date (1) the aggregate Stated Principal Balance of the group III mortgage loans in all related Sub-Loan Groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust) averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the Group III Subordinate Certificates does not exceed 50% and (2) cumulative Realized Losses on the group III mortgage loans in all related Sub-Loan Groups do not exceed (a) 30% of the aggregate Certificate Principal Balance of the Original Group III Subordinate Principal Balance if such distribution date occurs between and including July 2013 and June 2014, (b) 35% of the Original Group III Subordinate Principal Balance if such distribution date occurs between and including July 2014 and June 2015, (c) 40% of the Original Group III Subordinate Principal Balance if such distribution date occurs between and including July 2015 and June 2016, (d) 45% of the Original Group III Subordinate Principal Balance if such distribution date occurs between and including July 2016 and June 2017, and (e) 50% of the Original Group III Subordinate Principal Balance if such distribution date occurs during or after July 2017.

In addition, if on any distribution date the weighted average of the related Subordinate Percentages for such distribution date is equal to or greater than two times the weighted average of the related initial Subordinate Percentages, and (a) the aggregate Stated Principal Balance of the group III mortgage loans in all Sub Loan Groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a

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percentage of the aggregate Certificate Principal Balance of the Group III Subordinate Certificates does not exceed 50% and (b)(i) on or prior to the distribution date occurring in June 2009, cumulative Realized Losses on the group III mortgage loans in all related Sub Loan Groups as of the end of the related Prepayment Period do not exceed 20% of the Original Group III Subordinate Principal Balance and (ii) after the distribution date occurring in June 2009, cumulative Realized Losses on the group III mortgage loans in all related Sub-Loan Groups as of the end of the related Prepayment Period do not exceed 30% of the Original Group III Subordinate Principal Balance, then, in each case, the Senior Prepayment Percentage for the related Senior Certificates for such distribution date will equal the Senior Percentage for the related Certificate Group; provided, however, if on such distribution date the Subordinate Percentage for the related Sub-Loan Group is equal to or greater than two times the initial Subordinate Percentage on or prior to the distribution date occurring in April 2009 and the above delinquency and loss tests are met, then the Senior Prepayment Percentage for the Senior Certificates in the related Certificate Group for such distribution date, will equal the Senior Percentage for such Certificates plus 50% of the related Subordinate Percentage on such distribution date.

Notwithstanding the foregoing, if on any distribution date, the percentage, the numerator of which is the aggregate Certificate Principal Balance of the Group III Senior Certificates immediately preceding such distribution date, and the denominator of which is the Stated Principal Balance of the group III mortgage loans as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Senior Prepayment Percentage with respect to all the Group III Senior Certificates for such distribution date will equal 100%.

Group III Subordinate Certificates — The Class III-B Certificates.

Group III Subordinate Optimal Principal Amount — With respect to any Sub-Loan Group included in Loan Group III and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Group III Subordinate Certificates immediately prior to such distribution date):

(1)           the related Subordinate Percentage of the principal portion of all Monthly Payments due on each mortgage loan in the related Sub-Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2)           the related Subordinate Prepayment Percentage of the Stated Principal Balance of each mortgage loan in the related Sub-Loan Group which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

(3)           the related Subordinate Prepayment Percentage of the amount all partial prepayments of principal received in respect of mortgage loans in the related Sub-Loan Group during the applicable Prepayment Period;

(4)           the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related Sub-Loan Group that became a Liquidated Mortgage Loan during the related Prepayment Period and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan during the related Due Period over (b) the sum of the amounts distributable to the holders of the Senior Certificates

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in the related Certificate Group pursuant to clause (4) of the definition of “Senior Optimal Principal Amount” on such distribution date;

(5)           the related Subordinate Prepayment Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related Sub-Loan Group which was repurchased by the Sponsor in connection with such distribution date and (b) the difference, if any, between the Stated Principal Balance of a mortgage loan in the related Sub-Loan Group that has been replaced by the Sponsor with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan; and

(6)           on the distribution date on which the aggregate Certificate Principal Balance of the Senior Certificates in the related Certificate Group have all been reduced to zero, 100% of the Senior Optimal Principal Amount for such Senior Certificates.

Group III Subordinate Percentage — As of any distribution date and with respect to any Sub-Loan Group included in Loan Group III, 100% minus the related Senior Percentage for the related Certificate Group.

Group III Subordinate Prepayment Percentage — With respect to any Sub-Loan Group included in Loan Group III, and as of any distribution date, 100% minus the Senior Prepayment Percentage for the Senior Certificates in the related Certificate Group.

Insurance Proceeds — Amounts paid by an insurer under any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any mortgage loan or mortgaged property other than amounts required to be paid over to the mortgagor pursuant to law or the related mortgage note and other than amounts used to repair or restore the mortgaged property or to reimburse certain expenses, including the related servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

Interest Accrual Period — For each class of Group II Certificates and Group III Certificates and for any distribution date, the one-month period preceding the month in which such distribution date occurs. The Interest Accrual Period for the Class I-A, Class I-M and Class I-B Certificates will be the period from and including the preceding distribution date (or from the Closing Date, in the case of the first distribution date) to and including the day prior to the current distribution date.

Interest Carry Forward Amount — With respect to each class of Class I-A, Class I-M and Class I-B Certificates and the first distribution date, zero, and for each distribution date thereafter, the sum of:

1.	the excess of
(a)	Current Interest for such class with respect to prior distribution dates, over
(b)	the amount actually distributed to such class with respect to interest on or after such prior distribution dates, and
2.

interest on such excess (to the extent permitted by applicable law) at the applicable pass- through rate for the related Interest Accrual Period including the Interest Accrual Period relating to such distribution date.

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Interest Funds — With respect to Loan Group I and any distribution date, the sum, without duplication, of

1.

all scheduled interest collected in respect of the group I mortgage loans during the related Due Period, less the related Servicing Fee, if any, and any related amounts required to be reimbursed to the Sponsor, any Servicer, the Master Servicer, the Trustee, the Custodian and the Securities Administrator as provided in the Agreement,

2.	all advances relating to interest on the group I mortgage loans made by the related servicer or the Master Servicer,
3.	all Compensating Interest Payments with respect to the group I mortgage loans,
4.

Liquidation Proceeds received during the related Prepayment Period (or in the case of Subsequent Recoveries, during the related Due Period), to the extent such Liquidation Proceeds relate to interest, less all non-recoverable advances relating to interest and certain expenses, in each case with respect to the group I mortgage loans,

5.	the interest portion of proceeds from the group I mortgage loans that were repurchased during the related Due Period, and
6.	the interest portion of the purchase price of the assets of the Trust allocated to Loan Group I upon exercise by the Sponsor or its designee of its optional termination right;

minus

7.

any amounts required to be reimbursed to the Sponsor, the Depositor, a Servicer, the Master Servicer, the Custodian, the Trustee or the Securities Administrator and allocated to Loan Group I, as provided in the Agreement.

Interest-Only Certificates — The Certificates indicated as interest-only certificates in the Term Sheet, if any.

Issuing Entity or Trust — Bear Stearns Alt-A Trust 2006-4.

Lender Paid PMI Rate — With respect to any mortgage loan covered by a lender-paid primary mortgage insurance policy, the premium to be paid by the applicable Servicer out of interest collections on the related mortgage loan.

Liquidated Mortgage Loan — Any defaulted mortgage loan as to which the related Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

Liquidation Proceeds — Amounts received by a Servicer in connection with the liquidation of a defaulted mortgage loan whether through trustee’s sale, foreclosure sale, any Insurance Proceeds, condemnation proceeds or otherwise and Subsequent Recoveries.

Loan Group — Any of Loan Group I, Loan Group II or Loan Group III, as applicable.

Loan Group I — The pool of mortgage loans consisting of the group I mortgage loans.

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Loan Group II — The pool of mortgage loans consisting of the group II mortgage loans.

Loan Group III — The pool of mortgage loans consisting of the group III mortgage loans.

Loan-to-Value Ratio — The fraction, expressed as a percentage, the numerator of which is the principal balance at origination and the denominator of which is the lesser of the sales price at the time of origination of the mortgage loan and the appraised value of the mortgaged property at origination.

Loss Allocation Limitation — As defined under “Description of the Certificates — Allocation of Realized Losses; Subordination-Allocation of Realized Losses on the Group II Certificates”.

Margin — As set forth in the Term Sheet.

Master Servicer — Wells Fargo Bank, National Association.

Master Servicer Compensation — As defined under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” herein.

Monthly Advance — The aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans and that were delinquent on the related Due Date (other than shortfalls in interest due to the application of the Relief Act or similar state law).

Monthly Payments — For any mortgage loan and any month, the scheduled payment or payments of principal and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any mortgaged property acquired through foreclosure or deed in lieu of foreclosure, would otherwise have been payable under the related mortgage note.

Moody’s — Moody’s Investors Service, Inc., and any successor in interest.

Mortgage Loan Purchase Agreement — The Mortgage Loan Purchase Agreement to be entered into by the Depositor and the Sponsor.

Net Interest Shortfalls — Has the meaning set forth under “Description of the Certificates—Interest Distributions on the Group II Certificates and the Group III Certificates” herein.

Net Liquidation Proceeds — Are Liquidation Proceeds net of unreimbursed advances by the related Servicer, Monthly Advances, expenses incurred by the related Servicer in connection with the liquidation of such mortgage loan and the related mortgaged property, and any other amounts payable to the related Servicer under the related Servicing Agreement.

Net Rate — For any mortgage loan, the then applicable mortgage rate thereon less the sum of (1) the Servicing Fee Rate and (2) the Lender Paid PMI Rate, if any, attributable thereto, in each case expressed as a per annum rate.

Net Rate Cap — With respect to any distribution date and the Class I-A, Class I-M and Class I-B Certificates, the weighted average of the Net Rates on the group I mortgage loans, weighted on the

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basis of the Stated Principal Balances thereof as of the beginning of the related Due Period, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Notional Amount — With respect to any distribution date and the Interest-Only Certificates, the aggregate Certificate Principal Balance of the related Certificates (before taking into account the payment of principal on such Certificates on such distribution date).

Offered Certificates — The Group I Offered Certificates, the Group II Offered Certificates and the Group III Offered Certificates.

Offered Subordinate Certificates — The Group I Subordinate Certificates, other than the Group I Non-offered Certificates, the Group II Offered Subordinate Certificates and the Group III Offered Subordinate Certificates.

Outstanding Principal Balance — With respect to a mortgage loan, the principal balance of such mortgage loan remaining to be paid by the mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the mortgagor at the time such property was acquired by the trust.

Overcollateralization Amount — As set forth in the Term Sheet.

Overcollateralization Release Amount — As set forth in the Term Sheet.

Overcollateralization Target Amount — As set forth in the Term Sheet.

Prepayment Interest Shortfalls — Has the meaning set forth under “Description of the Certificates—Interest Distributions on the Group II Certificates and the Group III Certificates” in this term sheet supplement.

Prepayment Period — With respect to a distribution date, the period from the sixteenth day of the calendar month preceding the calendar month in which such distribution date occurs through the close of business on the fifteenth day of the calendar month in which such distribution date occurs in the case of the mortgage loans for which EMC is the Servicer and such period as is provided in the related Servicing Agreement with respect to the remaining mortgage loans.

Principal Distribution Amount — With respect to each distribution date, an amount equal to

1.	the sum of the Principal Funds for Loan Group I for such distribution date, plus
2.	any Extra Principal Distribution Amount for such distribution date, minus
3.	any Overcollateralization Release Amount for such distribution date.

Principal Funds — With respect to Loan Group I and any distribution dates, the sum, without duplication, of

1.	the scheduled principal collected on the group I mortgage loans during the related Due Period or advanced on or before the related servicer advance date,
2.	prepayments in respect of the group I mortgage loans, exclusive of any prepayment charges, collected in the related Prepayment Period,

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3.	the Stated Principal Balance of each group I mortgage loan that was repurchased by the Depositor or the related Servicer during the related Due Period,
4.

the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by the related Servicer in connection with a substitution of a group I mortgage loan during the related Due Period,

5.

all Liquidation Proceeds collected during the related Prepayment Period (or in the case of Subsequent Recoveries, during the related Due Period) on the group I mortgage loans, to the extent such Liquidation Proceeds relate to principal, less all related non-recoverable advances relating to principal reimbursed during the related Due Period, and

6.

the principal portion of the purchase price of the assets of the Trust allocated to Loan Group I upon the exercise by EMC or its designee of its optional termination right with respect to the group I mortgage loans; minus

7.

any amounts required to be reimbursed to EMC, the Depositor, a Servicer, the Master Servicer, the Custodian, the Trustee or the Securities Administrator and allocated to Loan Group I, as provided in the Agreement.

Principal Prepayment — Any payment or other recovery of principal on a mortgage loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

Rating Agencies — Standard and Poor’s, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc.

Realized Loss — With respect to a mortgage loan is (1) a Bankruptcy Loss or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property that are allocated to principal; provided, however, that in the event the Master Servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any class of Certificates on any distribution date.

Record Date — For each class of Class I-A, Class I-M and Class I-B Certificates and each distribution date, the Business Day preceding the applicable distribution date so long as the Group I Offered Certificates remain in book-entry form; and otherwise the record date shall be the last Business Day of the month preceding the month in which such distribution date occurs. For each class of Group II Offered Certificates and Group III Offered Certificates and each distribution date, the close of business on the last business day of the month preceding the month in which such distribution date occurs.

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Remaining Excess Spread — With respect to any distribution date, the Excess Spread less any Extra Principal Distribution Amount for such distribution date.

REMIC Regular Certificates — All classes of Certificates other than the Residual Certificates.

REO Property — A mortgage property acquired by the trust through foreclosure or deed-in-lieu of foreclosure.

Repurchase Price — With respect to any mortgage loan required to be repurchased, an amount equal to the excess of (i) the sum of (a) 100% of the Outstanding Principal Balance of such mortgage loan plus accrued but unpaid interest on the Outstanding Principal Balance at the related mortgage rate through and including the last day of the month of repurchase and (b) any costs and damages incurred by the Trust in connection with any violation of such mortgage loan of any predatory lending laws over (ii) any portion of the Servicing Fee, Monthly Advances or servicing advances payable to the purchaser of such mortgage loan.

Repurchase Proceeds — The Repurchase Price in connection with any repurchase of a mortgage loan by the Sponsor and any cash deposit in connection with the substitution of a mortgage loan. See “Description of the Securities—Assignment of Trust Fund Assets” in the prospectus and “Pooling and Servicing Agreement—Representations and Warranties” herein.

Residual Certificates — The Class R Certificates.

Rules — The rules, regulations and procedures creating and affecting DTC and its operations.

S&P — Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

Securities Administrator — Wells Fargo Bank, National Association.

Senior Certificates — Group I Senior Certificates, Group II Senior Certificates and the Group III Senior Certificates.

Senior Optimal Principal Amount — The Group II Senior Optimal Principal Amount or the Group III Senior Optimal Principal Amount, as applicable.

Senior Percentage — The Group II Senior Percentage or the Group III Senior Percentage, as applicable.

Senior Prepayment Percentage — The Group II Senior Prepayment Percentage or the Group III Senior Prepayment Percentage, as applicable.

Servicers — As set forth in the Term Sheet.

Servicing Agreements — The servicing agreements specified in the Agreement between the Sponsor and the related Servicer.

Servicing Fee — With respect to each mortgage loan, a fee that accrues at the servicing fee rate, as set forth under the heading “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” herein, on the same principal balance on which interest on the mortgage loan accrues for the calendar month.

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Servicing Fee Rate — As defined in the Agreement.

Special Hazard Loss — A Realized Loss attributable to damage or a direct physical loss suffered by a mortgaged property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a mortgaged property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such mortgaged property under the Agreement or any loss due to normal wear and tear or certain other causes.

Sponsor — EMC Mortgage Corporation.

Stated Principal Balance — With respect to any group I mortgage loan and any distribution date: the principal balance thereof as of the Cut-off Date minus the sum of (1) the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan due during each Due Period ending prior to such distribution date (and irrespective of any delinquency in their payment), (2) all Principal Prepayments with respect to such mortgage loan received prior to or during the related Prepayment Period, and all liquidation proceeds to the extent applied by the related Servicer as recoveries of principal in accordance with the Agreement or the related Servicing Agreement that were received by the related Servicer as of the close of business on the last day of the Prepayment Period related to such distribution date and (3) any Realized Loss thereon incurred prior to or during the related Prepayment Period.

With respect to any group II mortgage loan and any distribution date, (1) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period.

With respect to any group III mortgage loan and any distribution date, (1) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period.

The Stated Principal Balance of any Liquidated Mortgage Loan is zero.

Stepdown Date — As set forth in the Term Sheet.

Sub-Loan Group — Any sub-groups of Loan Group II or Loan Group III set forth in the Term Sheet.

Subordinate Certificate Writedown Amount — With respect to the Group II Subordinate Certificates, the amount by which (x) the sum of the Certificate Principal Balances of the Group II Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of the Group II Certificates on such distribution date) exceeds (y) the Stated Principal Balances of the group II mortgage loans on the Due Date related to

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such distribution date. With respect to the Group III Subordinate Certificates, the amount by which (x) the sum of the Certificate Principal Balances of the Group III Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of the Group III Certificates on such distribution date) exceeds (y) the Stated Principal Balances of the group III mortgage loans on the Due Date related to such distribution date.

Subordinate Certificates — The Group I Subordinate Certificates, the Group II Subordinate Certificates and the Group III Subordinate Certificates.

Subordinate Optimal Principal Amount — The Group II Subordinate Optimal Principal Amount or the Group III Subordinate Optimal Principal Amount, as applicable.

Subordinate Percentage — The Group II Subordinate Percentage or the Group III Subordinate Percentage, as applicable.

Subordinate Prepayment Percentage — The Group II Subordinate Prepayment Percentage or the Group III Subordinate Prepayment Percentage, as applicable.

Subsequent Recoveries — As of any distribution date, amounts received during the related Due Period by the Master Servicer or surplus amounts held by the Master Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Sponsor) specifically related to a liquidated mortgage loan or disposition of an REO property prior to the related Prepayment Period that resulted in a Realized Loss, after liquidation or disposition of such mortgage loan.

Term Sheet — Collectively, the New Issue Computational Materials for Bear Stearns Alt-A Trust, Mortgage Pass-Through Certificates, Series 2006-4 Group I, the New Issue Computational Materials for Bear Stearns Alt-A Trust, Mortgage Pass-Through Certificates, Series 2006-4 Group II and the New Issue Computational Materials for Bear Stearns Alt-A Trust, Mortgage Pass-Through Certificates, Series 2006-4 Group III, each delivered by Bear, Stearns & Co. Inc.

Trigger Event — As defined in the Term Sheet.

Trustee — U.S. Bank National Association.

Unpaid Realized Loss Amount — With respect to any class of Group I Offered Certificates and as to any distribution date, the excess of

1.	Applied Realized Loss Amounts with respect to such class over,
2.	the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous distribution dates.

Any amounts distributed to a class of Group I Offered Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such Class.

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Weighted Average Net Rate — With respect to any Loan Group and distribution date, the weighted average of the Net Rates of the mortgage loans in such Loan Group, weighted in proportion to the respective outstanding principal balances of such mortgage loans.

Wells Fargo — Wells Fargo Bank, National Association.

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ANNEX II

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Certificates, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity and other DTC participants.

Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time. None of the Depositor, the Servicer nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of mortgage-backed certificate. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

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Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of certificate in same-day funds.

Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last payment date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date.

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Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

•

borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

•

borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last payment date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

•

each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

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•	the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:
•

Exemption for Non-U.S. Persons—Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

•

Exemption for Non-U.S. persons with effectively connected income—Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

•	Exemption for U.S. Persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 or Payer's Request for Taxpayer Identification Number and Certification.

U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security—the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term “U.S. person” means:

•	a citizen or resident of the United States;
•

a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

•	an estate that is subject to U.S. federal income tax regardless of the source of its income; or
•

a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term “Non-U.S. person” means any person

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who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

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